UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No.  )

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FIRST UNITED CORPORATION
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER MICHAEL J. DRISCOLL, ED.D ETHAN C. ELZEN LISA NARRELL-MEAD
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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DRIVER MANAGEMENT COMPANY LLC

APRIL 20, 2020

Dear Fellow First United Stockholder:

Driver Management Company LLC and the other participants in this solicitation (collectively, “Driver”, “we” or “our”) are the beneficial owners of an aggregate of 366,212 shares of common stock, par value $0.01 per share (the “Common Stock”), of First United Corporation, a Maryland corporation (“First United” or the “Company”), representing approximately 5.3% of the outstanding shares of Common Stock. For the reasons set forth in the attached proxy statement, we believe that meaningful changes to the composition of the Board of Directors of the Company (the “Board”) are necessary to ensure that the Company is run in a manner consistent with your best interests. We are seeking your support for the election of our three (3) nominees at the Company’s 2020 annual meeting of stockholders scheduled to be held on June 11, 2020 at 10:00 a.m., local time at the First United Operations Center at 12892 Garrett Highway, Oakland, Maryland 21550 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”). We are seeking representation on the Board because we believe that the Board will benefit from the addition of directors with relevant skill sets and a shared objective of enhancing value for the benefit of all First United stockholders. The individuals that we have nominated are highly-qualified, capable and ready to serve the stockholders of First United.

Like all First United stockholders, we will only be able to achieve a return on our investment upon the appreciation in value of First United’s stock. We believe that there is significant value to be realized at First United, but we strongly believe that the Board must be reconstituted to ensure that the interests of the stockholders, the true owners of First United, are appropriately represented in the boardroom. We believe that the Board will benefit from our nominees’ financial expertise and demonstrated history of value creation. The Company has a classified Board, which is currently divided into three (3) classes. The terms of four (4) Class I directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our three (3) nominees in opposition to three (3) of the Company’s director nominees for the class with terms ending in 2023. Your vote to elect our nominees will have the legal effect of replacing three (3) incumbent directors with our nominees. If elected, our nominees will constitute a minority on the Board, and there can be no guarantee that our nominees will be able to implement any actions that they may believe are necessary to unlock stockholder value.

We urge you to carefully consider the information contained in the attached proxy statement and then support our efforts by signing, dating and returning the enclosed WHITE proxy card today. The attached proxy statement and the enclosed WHITE proxy card are first being mailed to stockholders on or about April 20, 2020.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated WHITE proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Saratoga Proxy Consulting LLC, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

/s/ J. Abbott R. Cooper

J. Abbott R. Cooper
Driver Management Company LLC

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Driver’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

2020 ANNUAL MEETING OF STOCKHOLDERS
OF
FIRST UNITED CORPORATION

_________________________

PROXY STATEMENT
OF
DRIVER MANAGEMENT COMPANY LLC

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

Driver Management Company LLC, a Delaware limited liability company (“Driver Management”) and the other participants in this solicitation (collectively, “Driver”, “we” or “our”) are significant stockholders of First United Corporation, a Maryland corporation (“First United” or the “Company”), who collectively beneficially own an aggregate of 366,212 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, representing approximately 5.3% of the outstanding shares of Common Stock. We believe that the Board of Directors of the Company (the “Board”) must be meaningfully reconstituted to ensure that the best interests of stockholders are appropriately represented in the boardroom. We have nominated three (3) highly-qualified director candidates who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value. We are seeking your support at the Company’s 2020 annual meeting of stockholders scheduled to be held on June 11, 2020 at 10:00 a.m., local time at the First United Operations Center at 12892 Garrett Highway, Oakland, Maryland 21550 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.	To elect Driver’s three (3) director nominees, Michael J. Driscoll, Ed.D, Lisa Narrell-Mead and Ethan C. Elzen (each a “Nominee” and, collectively, the “Nominees”), to the Board as Class I directors to serve until the 2023 annual meeting of stockholders or until their respective successors are duly elected and qualified;
2.	To vote on a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers for 2019 (the “Say-on-Pay Proposal”);
3.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
4.	To transact such other business as may properly come before the Annual Meeting.

This Proxy Statement and the enclosed WHITE proxy card are first being mailed to stockholders on or about April 20, 2020.

Driver Management, Driver Opportunity Partners I LP, a Delaware limited partnership (“Partners”), J. Abbott R. Cooper, Michael J. Driscoll, Ed.D, Lisa Narrell-Mead and Ethan C. Elzen are members of a group (the “Group”) formed in connection with this proxy solicitation and are deemed participants in this proxy solicitation.

As of April 20, 2020, the participants in this solicitation collectively own 366,212 shares of Common Stock (the “Driver Group Shares”). We intend to vote such shares FOR the election of the Nominees, AGAINST the Say-on-Pay Proposal, as described herein, and AGAINST the ratification of the selection of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The Company has set the close of business on April 7, 2020 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 19 South Second Street, Oakland, Maryland 21550. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 6,966,898 shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY DRIVER AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH DRIVER IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

DRIVER URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our WHITE proxy card are available at http://www.renovatemybank.com

______________________________

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IMPORTANT

Your vote is important, no matter how many shares of Common Stock you own. Driver urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and in accordance with Driver’s recommendations on the other proposals on the agenda for the Annual Meeting.

Registered Owners

If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Driver, c/o Saratoga Proxy Consulting LLC (“Saratoga”), in the enclosed postage-paid envelope today. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	Via the Internet at www.cesvote.com at any time prior to 11:59 p.m. Eastern Time on June 10, 2020, and follow the instructions provided on the WHITE proxy card; or
•	By telephone, by calling 1 (888) 693-8683 at any time prior to 11:59 p.m. Eastern Time on June 10, 2020, and follow the instructions provided on the WHITE proxy card.

Beneficial Owners

If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

Beneficial owners may vote either by the Internet or toll-free telephone. Please refer to the enclosed instructions on how to vote by Internet or telephone. You may also vote by signing, dating and returning the enclosed WHITE voting instruction form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our three (3) Nominees only on our WHITE proxy card. So please make certain that the latest dated proxy card you return is the WHITE proxy card.

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If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Driver’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

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BACKGROUND TO THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•	On March 15, 2019, Abbott Cooper, Managing Member of Driver Management Company LLC (“Driver”), sent a letter by email to Carissa Rodeheaver, Chairman and CEO of First United, expressing his view that First United would fetch a far higher price in a sale than it could reasonably expect to trade for in the public markets any time in the near future, and requesting that First United immediately retain a qualified investment bank to solicit acquisition proposals from other banks. Mr. Cooper also stated that he would welcome a frank discussion with Ms. Rodeheaver to the extent she disagreed with his conclusions, as well as the opportunity to discuss several questions relating to First United’s financial and operating performance. Mr. Cooper’s view that First United would be worth far more in a sale than remaining independent was based on his experience as a bank investor and investment banker advising depositary institutions, his review of First United’s past and present financial condition and performance, his assessment as to the competency of First United’s management team and Board, his judgement as to the existence and identity of Potential Acquirors (as defined below) as well as the relationship of the trading multiples for such Potential Acquirors’ common stock to those of First United’s Common Stock.
•	On March 26, 2019, Driver filed exempt solicitation materials with the Securities and Exchange Commission (the “SEC”) (i) stating Driver’s belief that First United would be worth more in a sale than independent, (ii) expressing concern regarding First United’s corporate governance and lack of alignment with shareholder interests, (iii) requesting that First United retain financial advisors and explore a sale, and (iv) stating Driver’s intention to vote against First United’s nominees for director and against approving the compensation paid to First United’s executive officers in 2018 at the Company’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”). Driver also noted that First United’s directors, nominees and executive officers as a group owned barely more than 4% of the outstanding Common Stock and that Ms. Rodeheaver owned less than 10,000 shares of Common Stock, 5,000 of which were pledged to secure a loan.
•	On March 28, 2019, Driver filed exempt solicitation materials with the SEC, noting that (i) a First United shareholder had submitted a proposal to shareholders for approval at the Company’s 2006 annual meeting of shareholders (the “2006 Annual Meeting”) requesting that the Board seek to improve shareholder value by sale or merger of First United and (ii) the Board recommended that First United shareholders vote against that proposal. Driver also compared First United’s total shareholder return for the period March 23, 2016 to March 26, 2019 (which was negative 2.11%) to selected indexes and publicly traded banks and examined the total compensation paid to the directors who had served continuously on the Board since before the 2006 Annual Meeting for that same period.
•	On April 2, 2019, Driver filed exempt solicitation materials with the SEC comparing the price to tangible book value multiples for a number of Potential Acquirors to that of First United and noted that the Potential Acquirors’ respective common stocks traded at a significant premium to the Common Stock on a price to book value multiple basis. Driver also noted its belief that some of the Potential Acquirors would have an interest in acquiring First United.
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•	During the first week of April, 2019, Mr. Cooper telephoned Ms. Rodeheaver to suggest a meeting to discuss the March 15, 2019 letter and Driver’s subsequent public filings.
•	On April 10, 2019, Mr. Cooper and Ms. Rodeheaver, together with Tonya Sturm, First United’s Senior Vice President and Chief Financial Officer, met in New York City. Mr. Cooper reiterated his belief that First United was worth significantly more in a sale than independent and strongly suggested that, if Ms. Rodeheaver did not agree with his conclusions, she should make a compelling case to shareholders for remaining independent. Mr. Cooper also stated that he did not believe that Ms. Rodeheaver’s current compensation arrangements adequately aligned her interests with shareholders generally. Mr. Cooper further strongly suggested that Ms. Rodeheaver should cause the Board to materially restructure Ms. Rodeheaver’s compensation arrangements to better align her interests with shareholders generally, including by changing the mix of compensation from all cash to a mix of cash and equity, and increasing the amounts payable to Ms. Rodeheaver in the event of a change of control. Mr. Cooper stated that, as a shareholder, he preferred it when chief executive officers were generally economically indifferent (as a result of equity ownership and change of control provisions) to operating or selling a business since he believed that such chief executive officers would be more objective in making decisions for the benefit of all shareholders. Mr. Cooper further stated that, given Ms. Rodeheaver’s current compensation arrangements, it seemed obvious to him that Ms. Rodeheaver had more to gain from a personal economic perspective by keeping First United independent, creating an inherent conflict of interest.
•	On April 30, 2019, First United announced that the Board had authorized the repurchase of up to 5% of the outstanding Common Stock.
•	On May 24, 2019, Mr. Cooper emailed Ms. Rodeheaver to request a call to discuss the results of the 2019 Annual Meeting, noting the exponential increase in withhold votes from the previous year’s annual meeting of shareholders, some technical matters relating to the proxy card for the 2019 Annual Meeting and First United’s recently announced stock buyback program.
•	On May 31, 2019, Mr. Cooper spoke to Ms. Rodeheaver and Ms. Sturm by telephone. Mr. Cooper again reiterated his view that First United would be worth significantly more in a sale than independent, and again urged Ms. Rodeheaver to present a compelling case to shareholders for remaining independent if she disagreed with his conclusions. Mr. Cooper also articulated the following objections to First United pursuing a stock buyback at that time: (i) since Mr. Cooper believed that First United should immediately initiate a sale process to maximize value for all shareholders, any stock buyback would indicate that First United was not actively exploring a sale, (ii) given the limited trading volume of the Common Stock, it would be difficult for First United to buy back any material amounts of Common Stock in the near term, and (iii) since Mr. Cooper believed the Common Stock was trading based on the potential value that might be obtained in a sale and the likelihood of a sale occurring, a buyback was unlikely to have any material positive impact on the price of the Common Stock. Mr. Cooper asked Ms. Rodeheaver if First United had engaged an investment banking firm to conduct a buyback and, if so, what indication they had given her as to the amount of time it would take to buy back 5% of the Common Stock. Ms. Rodeheaver declined to confirm whether she or any other representative of First United had made any arrangements with any investment banking firm or similar intermediary to conduct a buyback.
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•	On July 24, 2019, Mr. Cooper sent Ms. Rodeheaver a letter (the “July 24 Letter”) requesting a meeting with the Board to present Driver’s analysis indicating that First United was worth more in a sale than independent.
•	On August 8, 2019, Ms. Rodeheaver emailed Mr. Cooper indicating that she would present the July 24 Letter to the Board at its next regularly scheduled Board meeting at the end of August. In a subsequent email, Ms. Rodeheaver requested that Mr. Cooper provide Driver’s analysis that she could present to the Board along with the July 24 Letter. Mr. Cooper responded that he would prefer not to provide Driver’s analysis without any accompanying commentary, but would be willing to present the analysis to Ms. Rodeheaver so long as she provided a synopsis of Mr. Cooper’s commentary to the Board along with the analysis.
•	On August 20, 2019, Mr. Cooper sent Ms. Rodeheaver a presentation (the “August 20 Presentation”) containing Driver’s analysis. Later that day, Mr. Cooper spoke with Ms. Rodeheaver and Ms. Sturm by phone and provided a detailed commentary regarding the contents of the August 20 Presentation.
•	On August 21, 2019, Mr. Cooper emailed Ms. Rodeheaver to express his frustration at the apparent lack of concern evidenced by Ms. Rodeheaver on their August 20 call regarding the need to increase shareholder value and what he saw as Ms. Rodeheaver’s fundamental misperception of First United’s historical performance, current condition and future prospects. Ms. Rodeheaver indicated that she would share Mr. Cooper’s views with the Board.
•	On September 2, 2019, Ms. Rodeheaver emailed Mr. Cooper to indicate that she had shared the August 20 Presentation with the Board and further indicated that the Board would require more than a “few” meetings to consider the matter. Ms. Rodeheaver added that the Board had “decided to conduct additional analyses regarding its current strategy and any potential alternatives to that strategy.”
•	On September 4, 2019, Mr. Cooper sent a letter (“September 4 Letter”) to Ms. Rodeheaver (i) highlighting First United’s dismal long term performance, (ii) outlining the difficulty that First United would face in delivering the type of shareholder value that might be obtained in a sale through a standalone strategy, (iii) criticizing the Board’s decision to “conduct additional analyses” as “a feeble attempt to kick the can down the road” and (iv) urging the Board to take decisive steps to maximize shareholder value. Attached to the September 4 Letter was a list of questions regarding the “additional analyses” referred to by Ms. Rodeheaver in her September 2, 2019 email to Mr. Cooper.
•	On September 5, 2019, Driver filed with the SEC its initial Schedule 13D (together with any amendments thereto, the “Schedule 13D”) with respect to First United.
•	Also on September 5, 2019, First United filed a Current Report on Form 8-K claiming, among other things, that Driver “announced its intention to launch a distracting and costly public campaign” and that “[n]o action on the part of [First United’s] shareholders is required at this time.” In response to these statements, Mr. Cooper send Ms. Rodeheaver an email (i) asking for clarification on the allegation that Driver had announced an “intention to launch a distracting and costly public campaign” and (ii) questioning the purpose of and motivation behind the statement that “[n]o action on the part of [First United’s] shareholders is required at this time.”
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•	On September 6, 2019, Driver filed an amendment to the Schedule 13D to seek to eliminate any confusion caused by what it viewed as First United’s inaccurate allegation that Driver had, in its September 5 filing, “announced its intention to launch” any type of “campaign.”
•	On September 9, 2019, Mr. Cooper sent Ms. Rodeheaver a letter that again asked her to clarify the statements made in First United’s September 5, 2019 8-K filing and highlighting the performance of the Common Stock compared to various bank indexes since March 25, 2019, the day before Driver first publicly called for a sale of First United. In response, Ms. Rodeheaver sent an email to Mr. Cooper offering to schedule a call to discuss issues raised by Mr. Cooper and Driver.
•	In a subsequent exchange of email messages, Mr. Cooper and Ms. Rodeheaver agreed to speak by phone on September 12, 2019. Prior to the scheduled call on September 12, 2019, Mr. Cooper sent an email to Ms. Rodeheaver suggesting that the call be postponed to allow First United time to consult with a financial advisor regarding the viability of its current strategy. Mr. Cooper also raised the possibility of entering into a confidentiality agreement with First United in order to allow for a more candid and productive conversation. However, First United chose not to enter into a confidentiality agreement with Driver and the call occurred as scheduled. During the course of the call, Ms. Rodeheaver repeatedly declined to answer any questions (i) originally raised by Mr. Cooper in the September 4 letter, (ii) regarding First United’s current strategy, or (iii) regarding the identity of the firms advising the Board, all on the grounds that such information had not been, and would not be, publicly disclosed by First United, and any disclosure to Mr. Cooper would be a violation of First United’s obligations under Regulation FD.
•	On September 13, 2019, Mr. Cooper sent Ms. Rodeheaver a letter questioning the sincerity of First United’s publicly stated desire for “constructive dialogue” with shareholders in light of Ms. Rodeheaver’s refusal to answer questions regarding First United’s strategy during their September 12, 2019 phone call as well as in earlier conversations.
•	On September 26, 2019, Driver released a presentation highlighting its concerns about governance issues relating to the Board, which concerns included excessive tenure, risk oversight, entrenchment and conflicts of interest. In a press release accompanying the presentation, Driver raised the possibility of nominating candidates for director at First United’s next annual meeting unless the Board took immediate steps to increase shareholder value.
•	On October 1, 2019, another First United shareholder issued a press release calling on the Board to immediately explore a sale.
•	On October 2, 2019, Mr. Cooper sent a letter to John McCullough, First United’s Lead Director, expressing concern that Ms. Rodeheaver may be or have been intentionally avoiding discussions with representatives of other financial institutions that might have an interest in acquiring First United. Mr. Cooper requested that Mr. McCullough immediately establish a committee of independent directors to field any and all inquiries or overtures that might be likely to lead to an acquisition proposal, as well as to affirmatively solicit acquisition proposals from likely buyers.
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•	On October 3, 2019, Mr. Cooper sent a letter to Ms. Sturm requesting a current list of First United shareholders.
•	On October 10, 2019, Mr. Cooper received a letter from Ms. Sturm denying Mr. Cooper’s request for a copy of First United’s shareholder list because Mr. Cooper failed, in his October 3, 2019 letter, to provide legal justification for his request, and stating that “[First United] must insist that stockholders adhere to the letter of the law regardless of the nature of the request or [First United’s] ability to satisfy it.”
•	On October 11, 2019, Mr. Cooper received a letter from Mr. McCullough stating that he had received and reviewed Mr. Cooper’s October 2, 2019 letter and that the Board was “debriefed by management on a regular basis, including with respect to inbound communications from shareholders and others within the Wall Street community.” No mention was made as to the specific issue raised in Mr. Cooper’s October 2, 2019 letter—whether Ms. Rodeheaver was actively avoiding any conversations that might be reasonably likely to lead to an acquisition proposal—nor Mr. Cooper’s proposed remedy—that the First United board immediately establish a committee of independent directors to respond to any outreach by third parties that might reasonably expected to lead to an acquisition proposal. In addition, Mr. McCullough noted that Driver had previously raised the possibility of nominating candidates for election to director and, apparently in response to that possibility, highlighted that First United had “added three directors over the past 5 years and… anticipate[d] that several directors will be leaving the board in the next few years.” Mr. McCullough also indicated that legal counsel to First United would call Driver’s attorneys to discuss “a cooperation framework.”
•	On October 16, 2019, attorneys for First United spoke with attorneys for Driver by telephone and stated that First United was interested in exploring a “dialogue” with Driver regarding refreshing the Board to reduce public “acrimony.” In response, attorneys for Driver explained that Driver’s primary objective was for First United to immediately initiate a sale process in order to maximize shareholder value, and Driver would be highly unlikely to engage in any “dialogue” that did not include discussion of a sale process. Attorneys for Driver also suggested that the first step towards any “dialogue” would be a direct conversation between Messrs. McCullough and Cooper.
•	On October 17, 2019, Mr. Cooper sent an email to Ms. Sturm to be forwarded to Mr. McCullough. In the email, Mr. Cooper expressed surprise to Mr. McCullough that, on the October 16, 2019 call, attorneys for First United seemed preoccupied with the concept of refreshing the Board when Driver had, in Mr. Cooper’s opinion, been abundantly clear that its primary objective was for the Board to run a sale process, and that Driver was only considering nominating candidates for director because it believed the Board was unwilling to take action to increase shareholder value.
•	On October 21, 2019, First United released earnings results for the three and nine month periods ended September 30, 2019.
•	On October 23, 2019, Mr. Cooper sent Ms. Rodeheaver a letter detailing a number of questions regarding First United’s third quarter earnings release and requesting a meeting when Ms. Rodeheaver travelled to meet with investors later that month.
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•	On October 24, 2019, First United released an investor presentation.
•	Also on October 24, 2019, Mr. Cooper sent a letter to Ms. Sturm questioning the logic of the rationale given by Ms. Sturm in her October 10, 2019 letter stating that First United was denying Mr. Cooper’s request for a copy of First United’s shareholder list, noting that, as a general matter, corporations routinely provided shareholders with information beyond what was strictly required as a matter of law, and suggesting that First United’s true rationale for denying Mr. Cooper’s request was to prevent Mr. Cooper from communicating with other First United shareholders.
•	On October 28, 2019, Mr. Cooper sent an email to Ms. Sturm to be forwarded to Mr. McCullough. Mr. Cooper objected to characterizations made by representatives of First United that Driver was unwilling to engage in meaningful dialogue with First United. Mr. Cooper contended that Driver had repeatedly attempted to engage with First United regarding a sale to no effect.
•	On October 29, 2019, Mr. Cooper sent a letter to Ms. Rodeheaver listing a number of questions regarding First United’s October 24, 2019 investor presentation and the information contained therein. Among other questions, Mr. Cooper queried Ms. Rodeheaver as to what portion of First United’s recent stock price outperformance might be attributable to investors’ expectation that First United would maximize shareholder value in a sale.
•	Also on October 29, 2019, Mr. Cooper received a letter from Ms. Sturm again denying Mr. Cooper’s request for a copy of First United’s shareholder list.
•	On October 30, 2019, Mr. Cooper received a letter from Mr. McCullough expressing that First United was “disappointed to learn that [Mr. Cooper] would not consider a discussion with the [Board] regarding a cooperation framework, unless the [Board] first committed to initiating a public sale process.”
•	On October 31, 2019, Driver released a presentation responding to First United’s October 24, 2019 investor presentation detailing Driver’s views that First United had failed to articulate any compelling strategy that would be reasonably likely to increase shareholder value.
•	Also on October 31, 2019, Mr. Cooper and another representative of Driver met with Ms. Rodeheaver and Ms. Sturm to discuss First United’s third quarter earnings release as well as First United’s October 24, 2019 investor presentation.
•	Also on October 31, Mr. Cooper sent an email to Ms. Sturm to be forwarded to Mr. McCullough identifying Michael Driscoll, Ed.D, Lisa Narrell-Mead and Ethan Elzen as the individuals Driver intended to nominate for election as directors at First United’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”).
•	On November 6, 2019, Mr. Cooper sent a letter to Mr. McCullough highlighting certain issues relating to First United’s corporate governance practices. Mr. Cooper also noted that Mr. McCullough had failed to respond to Mr. Cooper’s repeated requests for a phone call or meeting. There has been no response to date to the questions raised in this letter.
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•	Also on November 6, 2019, Mr. Cooper received a letter from Mr. McCullough requesting that Mr. Cooper cause Dr. Driscoll, Ms. Narrell-Mead and Mr. Elzen complete First United’s director questionnaire.
•	On November 8, 2019, a third First United shareholder issued a press release calling on the Board to initiate a sale process.
•	On November 19, 2019, Driver publicly announced its intention to nominate Dr. Driscoll, Ms. Narrell-Mead and Mr. Elzen for election to the Board at the 2020 Annual Meeting.
•	On November 26, 2019, Mr. Cooper received a letter from Mr. McCullough in which Mr. McCullough held out the possibility of meeting with members of the Board to discuss Board composition and other matters if Driver submitted its Nominees to be interviewed by the members of the Board.
•	On November 27, 2019, Mr. Cooper sent a message to Ms. Sturm to be forwarded to Mr. McCullough requesting a “frank and candid” conversation.
•	On November 29, 2019, Mr. Cooper received a letter from Mr. McCullough declining Mr. Cooper’s request for a “frank and candid” conversation unless and until Driver made its Nominees available for interview by the Board.
•	On December 3, 2019, Mr. Cooper sent a letter to Mr. McCullough questioning First United’s motives regarding what Mr. Cooper believed was an intentional attempt by First United to confuse shareholders and mislead them into believing that Driver requested First United to consider Driver’s Nominees for nomination by First United for election to director at the 2020 Annual Meeting and create an impression that Driver’s nomination of Dr. Driscoll, Ms. Narrell-Mead and Mr. Elzen was somehow deficient. Specifically, Mr. Cooper pointed out that Driver was not obligated to submit its Nominees to be interviewed by the Board, a fact that, Mr. Cooper suggested, the Board clearly understood. Mr. Cooper called Mr. McCullough’s repeated statements regarding interviewing (and obtaining director questionnaires from) Driver’s Nominees a “pathetic and desperate attempt” to distract shareholders from the more important issue of First United’s lack of strategic direction.
•	Also on December 3, 2019, Mr. Cooper raised a number of questions regarding First United’s November 25, 2019 announcement that it had increased the number of shares authorized to be repurchased by First United to approximately 7% of outstanding shares and that the Board had “authorized” First United’s trust department to purchase up to 150,000 shares of Common Stock. There has been no response to the questions raised in that letter.
•	Also on December 3, 2019, Driver delivered First United a formal notice of nomination with respect to the Nominees.
•	On December 13, 2019, Driver sent a letter to certain members of the Board requesting that First United adopt a “plurality-carve out” to First United’s majority voting standard in contested director elections.
11

•	Between December 13 and December 15, 2019, attorneys for Driver and attorneys for First United spoke to discuss a plurality carve-out.
•	On December 16, 2020 the Board adopted a resolution providing for a plurality carve-out at the 2020 Annual Meeting.
•	On December 17, 2019, Mr. Cooper sent a letter to certain members of the Board with a number of questions regarding First United’s corporate governance practices and disclosures. There has been no direct response to the questions raised in that letter.
•	On January 9, 2020, Mr. Cooper sent a letter to certain members of the Board again requesting a copy of First United’s shareholder list.
•	On January 10, 2020, an attorney for First United called counsel for Driver and indicated that Mr. McCullough, along with other members of the Board, were prepared to meet with Mr. Cooper once First United had released its earnings results for the fourth quarter of 2019. Counsel for Driver subsequently informed the First United’s attorneys that Mr. Cooper would be generally available for such a meeting.
•	On January 17, 2020, Mr. Cooper received a letter from Ms. Sturm again denying Driver’s request for a copy of First United’s shareholder list.
•

On January 21, 2020, the Director of Enforcement of the Maryland Office of the Commissioner of Financial Regulation (the “Maryland Commissioner”) sent a letter to Mr. Cooper notifying him that he and Driver were under investigation by the Maryland Commissioner for potential violations of a Maryland law regarding “Share Acquisitions” (the “Maryland Share Acquisition Law”) related to Driver’s purchase of Common Stock. Driver believes it is possible that Ms. Rodeheaver used her position as chairman of the board of directors of the Maryland Bankers Association, an industry trade and advocacy group that meets with the Maryland Commissioner “on a frequent basis,” to suggest to the Maryland Commissioner that Driver had knowingly and intentionally violated applicable law in connection with the purchase of Common Stock.

•	On January 28, 2020, the Maryland Commissioner issued expansive subpoenas to Mr. Cooper and Driver in connection with its investigation.
12

•	On January 29, 2020, First United released its earnings results for the fourth quarter of 2019.
•	Following their January 10, 2020 call, attorneys for Driver and First United attempted to schedule the meeting that had been proposed by counsel to First United. During the process of scheduling the meeting, counsel for First United indicated that Ms. Rodeheaver and Ms. Sturm would be attending the meeting. After consulting with Mr. Cooper, Driver’s counsel indicated to counsel to First United that Mr. Cooper considered Ms. Rodeheaver’s presence at such a meeting to be inappropriate and counterproductive given that Driver’s objective was a sale of First United. In response, counsel for First United indicated that Ms. Rodeheaver and Ms. Sturm would “be happy to step out of the meeting for the last 20-30 min[utes], in case Driver wants to address the independent directors without management present.”
•	On February 4, 2020, Driver’s counsel informed counsel to First United that Driver would not participate in the meeting with Mr. McCullough, which had been scheduled for February 6, 2019, since First United insisted that Ms. Rodeheaver participate in the meeting.
•	On February 6, 2020, Mr. McCullough sent Mr. Cooper a letter regarding the cancellation of the proposed meeting. In response, and in order to correct what Driver viewed as gross mischaracterizations of the events and circumstances leading to Driver’s decision to cancel the proposed meeting, Driver sent a letter to letter to Mr. McCullough on February 7, 2020 calling into question First United and Mr. McCullough’s sincerity in claiming an interest in a “dialogue” with Driver.
•	On February 18, 2020, attorneys for Driver contacted attorneys for First United to assess whether First United would be amenable to a potential cooperation agreement between Driver and First United.
•	On February 19, 2020, attorneys for Driver delivered a term sheet with respect to a potential cooperation agreement to attorneys for First United. The term sheet provided, among other things, that First United would appoint two of Driver’s Nominees to the Board, two current members of the Board would resign and that First United would undertake further Board refreshment over the next year. In addition, the term sheet contemplated that First United would make a number of changes to its corporate governance practices and policies, including separating the roles of Chairman and CEO. In return, Driver would agree to a customary standstill, non-disparagement and other provisions.
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•	On February 21, 2020, attorneys for First United delivered a revised term sheet to attorneys for Driver. The revised term sheet contemplated, among other things, that First United would appoint “an independent, mutually agreed upon” individual to the Board and that Driver would agree to substantially longer standstill and non-disparagement terms than provided for in the original term sheet. The revised term sheet contained no provision for any changes to First United’s corporate governance practices and policies.
•	On February 26, 2020, attorneys for Driver sent a further revised term sheet to attorneys for First United. In particular, this further revised term sheet again contemplated that First United would appoint two of Driver’s Nominees to the Board and that Driver would agree to a longer standstill and non-disparagement term than provided for in the original term sheet, in return for First United adopting broad reforms to its corporate governance practices and policies, including policies regarding shareholder engagement directly with non-management members of the Board, in order to protect the rights of all First United shareholders.
•	On February 26, 2020, two investigators from the Maryland Commissioner appeared, without prior notice, at Dr. Driscoll’s office to serve him with a subpoena.
•	On February 28, 2020, attorneys for Driver submitted a memorandum of law and fact to the Maryland Commissioner intended to demonstrate that the Maryland Commissioner’s investigation of Mr. Cooper and Driver was not justified by either law of fact.
•	On March 2, 2020, both Ms. Narrell-Mead and Mr. Elzen received subpoenas from the Maryland Commissioner.

•

On March 4, 2020, attorneys for Driver submitted a Public Information Act Request to the Maryland Commissioner requesting copies of all records relating to, among other things, all communications between the Maryland Commissioner and any representatives of First United in connection with activity by Driver.

•	Between March 4, 2020 and March 9, 2020, attorneys for Driver and First United continued to negotiate a term sheet with respect to a potential cooperation agreement.
•	On March 9, 2020, Mr. Cooper emailed Ms. Sturm requesting a call with Mr. McCullough.
•	By March 10, 2020, negotiations between attorneys for Driver and First United regarding the term sheet had reached an impasse. Attorneys for Driver notified attorneys for First United that further discussions regarding the term sheet would be unproductive unless and until Mr. Cooper had an opportunity to discuss the material open items with Mr. McCullough and there was some agreement with respect to those material open items.
•	On March 13, 2020, Mr. Cooper spoke with Mr. McCullough and M. Kathryn Burkey, another Board member, by telephone to discuss certain material open items regarding the term sheet, including potential additions to the Board, how those potential additions would be selected, reimbursement of Driver’s expenses and corporate governance reforms, the most important of which, in Driver’s view, was the separation of CEO and Chairman roles. Mr. Cooper stated that he was unwilling to agree to any settlement that did not include the reimbursement of Driver’s expenses and the separation of the Chairman and CEO roles.
•	On March 14, 2020, Mr. Cooper again spoke with Mr. McCullough and Ms. Burkey by telephone to clarify his expectations regarding additions to the Board as part of any cooperation agreement, as well as the length of any standstill period, and encourage the Board members to reach out to large shareholders so that they might better gauge shareholder sentiment regarding the proxy contest, the performance and capability of First United’s management team and First United’s prospects as a standalone business.
•	On March 26, 2020, Driver filed a preliminary proxy statement with the SEC.
•	On March 30, 2020, First United filed a preliminary proxy statement with the SEC.
•	On March 31, 2020, Driver sent a letter to shareholders describing First United’s past strategy and practices that resulted in financial losses, layoffs, value destruction and elimination of the Company’s dividend for over seven years, as well as an inability to fully redeem the preferred stock first issued to the U.S. Treasury as part of the Troubled Asset Relief Program until 2017. In the letter, Driver stated its belief that urgent change is needed in the boardroom and that it is offering shareholders a clear path to improve the Board and protect their investment through improved governance, enhanced investor transparency and a credible assessment of sale options that can unlock shareholder value.
•	On April 2, 2020, First United filed an Amendment No.1 to its preliminary proxy statement with the SEC.
•	On April 3, 2020, Driver filed Amendment No.1 to its preliminary proxy statement with the SEC.
•	Also, on April 3, 2020, Driver issued a press release with a letter to shareholders stating Driver’s belief that First United misused shareholder resources to prompt the Maryland Commissioner’s investigation. In the letter, Driver also clarified that the terms of First United’s settlement proposal would have resulted in the appointment of only one of Driver’s director candidates to the Company’s eleven-member Board.
•	On April 7, 2020, First United filed an Amendment No. 2 to its preliminary proxy statement with the SEC.
•	Also, on April 7, 2020, Driver filed an Amendment No. 2 to its preliminary proxy statement with the SEC.

•	On April 9, 2020, First United filed an Amendment No. 3 to its preliminary proxy statement with the SEC.

•	Also, on April 9, 2020, Driver delivered to First United a letter (the “Demand”) requesting that First United either provide its security holder list or agree to mail soliciting materials on behalf of Driver pursuant to Rule 14a-7 under the Exchange Act.
•	On April 13, 2020, Driver delivered to Ms. Sturm a written demand for a list of the Company’s stockholders pursuant to Section 2-513 of the Maryland General Corporation Law.
•	On April 16, 2020, First United’s legal counsel delivered a letter to Driver in response to the Demand, stating that First United has elected to mail Driver’s soliciting materials to the Company’s shareholders.
•	On April 17, 2020, First United filed its definitive proxy statement with the SEC.
•	On April 20, 2020, Driver filed this definitive proxy statement with the SEC.

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REASONS FOR THE SOLICITATION

Who We Are and Why We Believe Now is the Time to Act

Driver is an investment manager that leverages the experience and expertise of its principals to unlock trapped value in publicly traded banking organizations.

We believe corporations have a responsibility to act in the best interests of shareholders and that directors need to put those interests ahead of their own. We believe the measure of independence for directors is not found in any checklist of permitted activities or relationships but in their willingness to exercise independent judgement in carrying out their responsibilities and duties as directors, free from (or in spite of) any influence or consideration that would impede the full exercise of those responsibilities and duties. Unfortunately, it is our experience—based on the years of experience of our principals, bank investors and investment bankers advising depository institutions—that many directors of publicly traded banking organizations often fail to demonstrate true independence when confronted with the choice between taking action to increase shareholder value and preserving the prerequisites and prerogatives of their positions.

We believe that the best way to maximize the value of the shares of Common Stock that you own is through the sale of First United to another banking organization. The basis of our belief is our principals’ experience as bank investors and investment bankers advising depositary institutions, their review of First United’s past and present financial condition and performance, their assessment as to the competency of First United’s management team and Board, their judgement as to what other banking organizations might have a strong interest in acquiring First United (such banking organizations, “Potential Acquirors”) as well as the relationship of the trading multiples for such Potential Acquirors’ common stock to those of the Company’s Common Stock.

We have repeatedly tried to engage with First United, its management team and members of the Board regarding the merits of exploring a sale and initiating a sale process, particularly when compared to First United’s current strategic direction, with little meaningful success. Based on the actions and statements of First United, its management and the Board since our initial attempt at engagement, we have concluded that the Board has no interest in taking any steps to increase shareholder value that would materially alter the status quo and remains committed dissuading Potential Acquirors from making any overtures that might lead acquisition proposals regardless of the likely benefits of any transaction.

In addition, we believe the Board is entrenched based on the excessive tenure of directors and what we view as a culture of cronyism that we believe pervades First United, its management team and the Board. We also believe that First United’s corporate governance policies and practices harm shareholders by insulating the Board from accountability for poor decision making, inadequate risk management and self-interest.

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Our Reasons for this Proxy Solicitation

We believe that shareholder value at First United can only be unlocked through a sale to a larger banking organization. We do not believe that the Board is willing to consider a sale or any other transaction that would increase shareholder value because such a transaction may put Board members’ prerequisites and prerogatives at risk. We also believe that the Board, if left unchecked, will fail to make needed changes to First United’s corporate governance practices and policies to increase transparency, Board accountability to shareholders and alignment of management and Board interests with those of shareholders.

While this Proxy Statement does not include a proposal for First United to initiate a sale process, Proposal No. 1 pertains to the election of the Nominees, who we believe will put shareholders’ interests first and consider whether a sale is in the best interests of all shareholders, free of the Board’s intransigence and bias.

Driver believes that drastic change is needed and long overdue at First United. Driver believes that a culture of cronyism pervades the Board and management of First United to the detriment of shareholders and the financial condition and prospects of First United. Driver believes that until the stranglehold of a cabal of directors, who Driver believes are only interested in preserving their Board seats and furthering their own interests, is broken, shareholder value is at risk.

First United has a long history of underperformance

From September 3, 1992 (the first date on which a trade is recorded on Bloomberg)1 until March 20, 2020 First United’s total shareholder return (“TSR”) has woefully underperformed peers: during that period, First United’s TSR was 174.46%, compared to 994.77% for the SNL U.S. Bank $1B-$5B Index (the “SNL Index”).2 In other words, since listing on an exchange, the SNL Index has outperformed First United by 5.7 times.

First United has a history of poor strategic decision making and poor risk management

In addition to chronic underperformance relative to peers, First United has a record of destroying shareholder value through poor strategic decision making and inadequate risk management. An example of this poor strategic decision making and inadequate risk management can be seen in First United’s decision during 2006 to implement a strategy (the “Leverage Strategy”) to increase leverage in order to purchase pooled trust preferred securities and loan participations. As described in First United’s 2010 letter to shareholders, written by then Chairman and CEO William B. Grant:

1 First United’s common stock began trading on NASDAQ on September 2, 1992. See First United’s Annual Report on Form 10-K (the “1993 10-K”) for the year ended December 31, 1993 p. 129 available at https://www.sec.gov/Archives/edgar/data/763907/0000763907-94-000004.txt

2 Source: S&P Global Market Intelligence

16

As we evaluated our strategic opportunities in 2006 and 2007, we recognized that we had made investments into vibrant markets—notably Morgantown and Martinsburg, WV and Frederick and Hagerstown, MD. We believed that these investments would need a few years before they hit their stride. We would need to take steps to protect ourselves into these markets. Until then, we knew that they would represent a drag on our earnings. The decision was made that would leverage the Company over the course of the next few years in order to continue delivering the rate of earnings growth which [sic] had become the norm in the Company. To accomplish this, investments would be made into institutional-grade trust preferred securities and loan participations. To an extent, these investments would be funded with borrowings from the Federal Home Loan Bank of Atlanta and other sources. As the financial markets collapsed in 2008 and 2009, the investments in our trust preferred securities collapsed as well. This led to significant charges to earnings in 2009 and 2010. The elevated levels of loan participations, which were also adversely impacted by the recession, exacerbated our credit issues.  . . . As a result of these events, the markets pummeled the stock price to historically low levels and the dividend was discontinued.3 (Emphasis added).

The details of the Leverage Strategy are found in First United’s public filings. In 2006, First United “purchased $45 million of investment grade corporate bonds with a quarterly adjustable interest rate and funded them with three month brokered certificates of deposits.”4 As of December 31, 2006, trust preferred and other corporate bonds represented 18% of First United’s securities portfolio, 3.4% of total assets and 48% of shareholders’ equity. First United again increased its bond portfolio in 2007 “due to the purchase of $25 million in corporate bonds during the first quarter of 2007 as part of a leverage strategy originally implemented during the fourth quarter of 2006 and the purchase of additional securities in 2007.”5 As of December 31, 2007, trust preferred and other corporate bonds represented 22% of First United’s securities portfolio, 4.6% of total assets and 64% of shareholders’ equity. The purchase of pooled trust preferred securities were part of “fully vetted purchase programs adopted by First United’s Board of Directors.”6

In First United’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 10-K”), more details emerged as First United began to experience losses related to its Leverage Strategy, noting that “the total $46.1 million in unrealized losses reported for corporate securities in December 31, 2008 relates to Preferred Term Securities (PreTSLs).”7 First United further disclosed that:

At December 31, 2008, [First United] owned 26 pooled Preferred Term Securities with a par value of $72.7 million and a fair value of $24.3 million. Management has determined that the market for these securities is currently inactive. . . . The market for Preferred Term Securities is virtually non-existent at this time.8

By October 17, 2012, First United had “taken $30.89 million in write-offs against its original investment in PreTSL notes of approximately $75 million.”9

3 2010 Letter to Shareholders (the “2010 Letter to Shareholders”) available at https://www.sec.gov/Archives/edgar/vprr/1100/11006577.pdf

4 First United Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 10-K”), p. 32 available at https://www.sec.gov/Archives/edgar/data/763907/000114420407012641/v068318_10-k.htm

5 First United Annual Report on Form 10-K for the year ended December 31, 2007, p. 35 available at https://www.sec.gov/Archives/edgar/data/763907/000114420408014719/v106556_10k.htm

6 Respondents’ Answer to Amended Statement of Claim, Counter-Claim, and Third Party Claim (the “TRUPS Counter Claim”), First United Corp. and First United Bank & Trust v. FTN Financial Secur

-ities Corp., Hugh J. Boone, and Franklin Benjamin Kennedy, FINRA No. 120257 p. 4

7 2008 10-K p. 58 available at https://www.sec.gov/Archives/edgar/data/763907/000114420409012382/v141943_10k.htm

8 2008 10-K p. 71 available at https://www.sec.gov/Archives/edgar/data/763907/000114420409012382/v141943_10k.htm

9 Amended Statement of Claim, First United Corp. and First United Bank & Trust v. FTN Securities Corp, FTN Capital Markets, Hugh J. Boone and Franklin Benjamin Kennedy, FINRA No. 12-02057 (the “TRUPS Claim”) p. 9

17

Preferred Term Securities or PreTSLs “are collateralized debt obligations created by pooling and securitizing trust preferred securities issued by community and regional banks and thrifts, insurance companies and/or real estate investment trusts”10 that were issued by Preferred Term Securities LTD.11 PreTSLs and other pooled trust preferred securities were a major cause of losses at banks during the financial crisis.12 The reason, particularly in hindsight, is obvious: “since bank [pooled trust preferred securities] were made up mainly of the debt of banks too small to be rated, and since these banks largely invested commercial real estate (CRE), these deals, were, in effect, indirect investments in unrated and deeply subordinated CRE bonds.”13 In addition, issuers of pooled trust preferred securities generally failed to disclose the identity of the issuers of the underlying trust preferred securities, raising “issues about the risk management practices at banks” who bought the pooled trust preferred securities.14 In an after the fact attempt to place the blame for losses related to pooled trust preferred securities at the feet of rating agencies, Mr. Grant justified the purchase of First United’s pooled trust preferred securities as follows: “They were selected because at the time of their purchase because they were appropriately rated for our portfolio by the rating agencies.”15

By April 24, 2007, cracks had emerged in the US real estate market, as demonstrated by the failures of a number of mortgage originators.16 However, at First United’s 2007 annual meeting of shareholders, First United’s then Chief Risk Officer and long time (from 1990 through the present) director, Robert Kurtz was concerned, not with the potential risk caused by a strategy of increasing leverage through short term, wholesale borrowings to purchase trust preferred securities and loan participations, but with a more pressing threat:

There is a potential of a new operational risk, that according to the professionals, is not “if” it occurs, but “when” it occurs. I am speaking about the Avian or Bird Flu and the potential of a pandemic.17 (Emphasis added).

Similarly, by May 8, 2008, as issues with trust preferred securities were becoming apparent,18 Carissa Rodeheaver, then First United’s Chief Financial Officer and currently First United’s Chairman and CEO, seemed unconcerned by First United’s Leverage Strategy and its potential impacts on First United’s financial condition:

10 Securities and Exchange Commission Administrative Order dated November 17, 2011 p. 3 available at https://www.sec.gov/litigation/admin/2011/ia-3316.pdf

11 See, TRUPS Claim p. 10

12 See, for example, Robin Sidel, “Toxic CDOs Beset FDIC as Banks Fail,” Wall Street Journal, May 18, 2010 available at https://www.wsj.com/articles/SB10001424052748704314904575250811941096220

13 Working Paper No. 11-22 “The Trust Preferred CDO Market: From Start To (Expected) Finish,” Federal Reserve Bank of Philadelphia, June 2011 p. 30 available at https://www.philadelphiafed.org/-/media/research-and-data/publications/working-papers/2011/wp11-22.pdf. First United was extremely familiar with pooled trust preferred securities:
    First United had been investing in PreTSL notes since 2000 and had invested in PreTSL notes in connection with a similar leveraged strategy in 2002. Furthermore, First United had even issued $30 million of its own securities into previous PreTSL offerings in 2004.
    Respondents’ Answer to Amended Statement of Claim, Counter-Claim, and Third Party Claim (the “TRUPS Counter Claim”), First United Corp. and First United Bank & Trust v. FTN Financial Securities Corp., Hugh J. Boone, and Franklin Benjamin Kennedy, FINRA No. 120257 p. 5

14 Working Paper No. 11-22 “The Trust Preferred CDO Market: From Start To (Expected) Finish,” Federal Reserve Bank of Philadelphia, June 2011 p. 6 available at https://www.philadelphiafed.org/-/media/research-and-data/publications/working-papers/2011/wp11-22.pdf (noting that in purchasing pooled trust preferred securities “banks appeared to be largely relying on ratings, contrary to sound risk management practices”)

15 Transcript of First United 2010 Annual Meeting p. 39 available at https://www.sec.gov/Archives/edgar/data/763907/000114420410026634/v184639_ex99-1.htm. Mr. Grant went on to blame the OTTI losses on the fact that “In early 2009, the rating agencies abruptly dropped the investment ratings on these securities by several classes. This caused the market to essentially collapse in a very short time.” Driver believes this statement represents either or both extreme disingenuity and/or a fundamental lack of understanding of both the securities bundled into pooled trust preferred securities as well as the issuers of those securities and reflects an attitude inconsistent with sound risk management principles.

16 See, for example, Julie Creswell, “New Century Files for Bankruptcy,” New York Times, April 2, 2007 available at https://www.nytimes.com/2007/04/02/business/03lend.web.html

17 Transcript of First United 2007 Annual Meeting of Shareholders, April 24, 2007 available at https://www.sec.gov/Archives/edgar/data/763907/000114420407020283/v072376_ex99-1.htm

18 See, Zions Bancorporation, Inc. Annual Report on Form 10-K for the year ended December 31, 2007 p. 131 available at https://www.sec.gov/Archives/edgar/data/109380/000119312508041960/d10k.htm#tx24230_3 (noting that “unrealized losses [on bank issued trust preferred securities] were caused mainly by the following factors: (1) widening of credit spreads for asset-backed securities; (2) general illiquidity in the market for CDOs; (3) global disruptions in the credit markets; and (4) increased supply of CDO secondary market securities from distressed sellers”)

18

One of my favorite movies when I was growing up was the children’s classic, “Polyanna.” Of course, when my children were young, I bought this movie and hoped they would enjoy it as much as I did in my youth. Being boys, they weren’t quite as excited about the movie, but I did borrow Pollyana’s game which she called “the glad game.” The purpose of this game was to formulate a positive, optimistic outlook on life and all of the situations that you encounter. In every situation faced, look for something good that you can be glad about. . . . Well, during 2007, I reminded myself many times to play the glad game. During the year, the banking industry faced compressing margins, intense competition for retail deposits, an economic downturn, a decline of one percent in the Fed Funds rate and a crumbling housing market. Kind of hard to find much good in this picture isn’t it? But, as I thought about what I would present to you today, I couldn’t help but think of all the things that we as owners of First United Corporation have to be glad about. Aren’t you glad that in spite of all the financial obstacles, we had yet another profitable year for our company? Aren’t you glad that we continue to see steady, profitable growth in our assets? Because of this profitability, aren’t you glad that we continued to pay a healthy dividend to our shareholders?19

The “glad game” notwithstanding, First United took a $2.7 million charge related to other-than-temporary-impairment (“OTTI”) regarding its trust preferred securities in 2008,20 a $24.0 million OTTI charge (that contributed to a total net loss to shareholders of $12.8 million) in 200921 and a further $8.4 million OTTI charge (that contributed to a total net loss to shareholders of $11.8 million) in 2010.22 Also in 2010, federal banking regulators required First United to suspend dividend payments on securities issued to the US Treasury pursuant to the Troubled Asset Restructuring Program, which had the effect of requiring First United to cease paying a dividend on its common stock.23 At December 31, 2019, First United continued to hold “9 pooled trust preferred securities with an amortized cost of $18.4 million.”24

At the time of her “glad game” speech, Ms. Rodeheaver had an intimate knowledge of First United’s pooled trust preferred securities portfolio, since she implemented the Leverage Strategy and was closely involved in selecting particular securities for purchase.25 Indeed, it appears that Ms. Rodeheaver had a preference for PreTSLs since they consisted of bundles of securities issued by banks and Ms. Rodeheaver “just fe[lt] more cozy with the banks!”26

Nevertheless, the “glad game” has worked out for Ms. Rodeheaver, who is now First United’s Chairman and CEO, as well as for Mr. Kurtz, M. Kathryn Burkey, John McCullough, Elaine McDonald, Gary Ruddell, Robert Rudy and H. Andrew Walls III, (all of whom were directors at the time the Leverage Strategy was devised and implemented yet remain on the Board today.

Even in seeking recoveries from securities dealers in connection with the Leverage Strategy, we believe First United’s poor risk management practices are manifest

In 2012, after the value of the PreTSLs it had bought as part of the Leverage Strategy had declined by approximately 58%, First United turned to legal action against the securities dealer (“FTN”) who had sold First United the PreTSLs.27 The basis of First United’s claim was that:

First United was not sophisticated and had no expertise in TruPs, CDOs, PreTSL CDOs or related matters. It relied on its trusted advisors at [FTN] for advice concerning those topics and for recommendations relating to them.28

If this claim is accurate, First United, the Board (including current directors Kathryn Burkey, Robert Rudy, Andrew Walls, John McCullough, Robert Kurtz, Elaine McDonald and Gary Ruddell) and current Chairman and CEO Carissa Rodeheaver increased First United’s leverage to buy securities that they had no expertise in and essentially delegated authority with respect to a material part of its balance sheet to a third party. Indeed, with respect to the Leverage Strategy:

First United’s Investment Policy was reviewed, commented on and revised by [FTN]. . . . This reflects [FTN’s] special role as a trusted advisor with privileged access to First United. The Policy specifically refers to FTN by name, recognizing its special role and providing it with extraordinary responsibility and input with respect to First United investments.29

19 Transcript of First United 2008 Annual Meeting of Shareholders, May 8 2008 available at https://www.sec.gov/Archives/edgar/data/763907/000114420408026750/v112922_ex99-1.htm

20 2008 10-K p. 23

21 First United Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 10-K”) p. 22 available at https://www.sec.gov/Archives/edgar/data/763907/000114420410013166/v177206_10k.htm

22 First United Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”) p. 23 available at https://www.sec.gov/Archives/edgar/data/763907/000121390011001190/f10k2010_firstunited.htm

23 2010 10-K p. 23

24 First United Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 10-K”) p. 98 available at https://www.sec.gov/Archives/edgar/data/763907/000156276220000119/func-20191231x10k.htm

25 TRUPS Counter Claim p. 6 (“The Board-adopted plan was then implemented carefully over time by First United’s Chief Financial Officer, who hand-picked the securities purchased by First United, often rejecting suggestions made by [FTN Securities] sales force)

26 TRUPS Counter Claim p. 9

27 See, generally, TRUP Claim and TRUPS Counterclaim (describing the legal action)

28 TRUPS Claim p. 4

29 TRUPS Claim p. 5

19

Driver believes that outsourcing responsibility with respect to what became assets worth 64% of shareholders’ equity is not only evidence of poor risk management but the Board’s abdication of its fundamental role to provide oversight of First United’s business. The facts that Robert Kurtz, Chief Risk Officer during a period of deficient risk management, remains on the Board, Ms. Rodeheaver has been promoted to Chairman and CEO and the Leverage Strategy Directors remain in office are all testament to the lack of accountability prevalent at First United.

First United’s continued exposure to large loan participations and development loans demonstrates our belief that they have not learned from their experience in the financial crisis and reflects what we view as poor risk management

The losses experienced by First United during the financial crisis were not solely the Leverage Strategy. In addition to increasing its exposure to pooled trust preferred securities, First United increased its purchase of loan participations from other banks and continued to emphasize real estate development lending. As recapped by Mr. Grant in First United’s 2009 Annual Report:

A few years ago, as we internally assessed our income growth potential, we believed that it would likely be less than we had historically produced. To remedy this, we undertook a course to increase our lending foot print to a degree . . . .

As part of this strategy, we invested in loan participations. The loan participations were targeted towards industries that were not prevalent in our existing portfolio, such as the hospitality industry and the insurance industry. . . . [A]s the recession progressed, these industries, and our loans, were negatively impacted by the economic downturn. In addition, due to the nature of our geographic foot print, a large portion of our loan portfolio is invested in acquisition and development loans in the Deep Creek Lake area and other forms of commercial real estate. Many of these loans are backed by long-term customers of [First United] who have felt the effects of declining real estate valuations, slow sales and reduced consumer spending. . . . As a result, [First United] has experienced higher than normal delinquencies and foreclosures.30

As an example of impact of these lending policies, during 2008, First United recorded an approximately $4.0 million specific allocations “attributable to a real estate and development loan in Hardy County, West Virginia and deterioration in a group of loan relationships outside of [First United’s] market area.”31 In addition, during 2008 “additional provision expense was also recorded because the company that services a commercial loan in which [First United] holds a participation interest failed to remit $1.2 million in principal payments made by the borrower that were due to [First United].32

However, from reading Mr. Grant’s 2008 letter to shareholders, it would appear that the losses related to loan participations were solely the result of the bad actions of third parties and not First United’s poor risk management:

30 Letter to Shareholders, 2009 First United Annual Report available at https://www.sec.gov/Archives/edgar/data/763907/000114420410016081/v178824_ex99-1.htm

31 2008 10-K p. 29

32 2008 10-K p. 29

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We entered the participation market in 2006, during a time when loan demand slacked in our markets. We were able to connect with upstream correspondents and purchase parts of loans, known as participations. The loan participations were carefully underwritten, and complied with all regulatory standards. What we had not banked on was dealing with people who were less than honest. Bernie Madoff, it turns out, was not the only person taking advantage during this turndown. During 2008, we charged off $3.9 million related to the fraudulent and unethical behavior of other parties.33

Driver believes that there are inherent risks to community banks in purchasing loans that other banks have originated and underwritten and that those risks include the risk of fraud and insufficient due diligence by the originating bank—risks that should have been appropriately assessed at the time First United began buying loan participations and not used merely as after the fact justifications for losses.

More recently, during the first quarter of 2019, First United disclosed that one large development loan (the “Large A&D Loan”) had been placed on non-accrual:

Non-accrual loans totaled $11.6 million at March 31, 2019, compared to $4.9 million at December 31, 2018. The increase in non-accrual balances at March 31, 2019 was primarily due to entering a forbearance agreement with one large A&D loan totaling $7.0 million during the quarter. At December 31, 2018, it was expected that this loan would be paid off by a prospective buyer. In the first quarter of 2019, the buyer declined to pursue the transaction and, subsequently, [First United] entered into a forbearance agreement and placed the loan on non-accrual.34

As of March 31, 2019, First United’s total acquisition and development loans were approximately $123.3 million,35 so the Large A&D Loan that was placed on non-accrual representing more than 5% of all First United’s acquisition and development loans.

Oddly enough, however, when comparing non-accrual loans for the period ended December 31, 2019 to the prior year period, First United disclosed:

Non-accrual loans totaled $10.8 million at December 31, 2019, compared to $4.9 million at December 31, 2018. The increase in non-accrual loans was primarily due to one large A&D loan totaling $8.0 million. This loan is a participation development loan originally booked in 2013, which entered into a forbearance agreement in the first quarter 2019.36

As of December 31, 2019, First United’s total acquisition and development loans totaled $117.9 million,37 so the Large A&D Loan (now $8 million) represented 6.7% of all First United’s acquisition and development loans. Assuming that the Large A&D loan totaled $7.0 million when originated in 2013, it would have represented 7% of First United’s total current acquisition and development loans as of December 31, 201338

33 Letter to Shareholders (“2008 Letter to Shareholders”), 2008 First United Annual Report available at https://www.sec.gov/Archives/edgar/vprr/0901/09010828.pdf

34 First United Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “1Q19 10-Q”) p. 16 available at https://www.sec.gov/Archives/edgar/data/763907/000114420419024252/tv520839_10q.htm

35 1Q19 10-Q p. 13

36 2019 10-K p. 41

37 2019 10-K p. 35

38 See, First United Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 10-K”) p. 80 available at https://www.sec.gov/Archives/edgar/data/763907/000114420414014592/v370993_10k.htm. First United’s appetite for loan participations at that time is puzzling to Driver, since the 2013 10-K notes that in 2012, First United had recorded a $9.0 million charge off “on a shared national credit for an ethanol plant in western Pennsylvania” and a $1.1 million charge off for “a hotel located in Hazelton, Pennsylvania.” 2013 10-K p. 29.

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First United has a history of rejecting shareholders’ requests to increase value

First United’s 2006 Proxy Statement (the “2006 Proxy”)39 included a shareholder proposal (the “2006 Sale Proposal”) that the Board “seek to improve shareholder value by sale or merger of [First United] to another institution.”40 The rationale for the 2006 Sale Proposal was:

“that First United is a small fish in a small pond, both of which will show slow growth in the future. At the same time, larger institutions will enter the area and reduce First United’s market share. This stagnant growth will be reflected in the stock price and dividends.” 41

In recommending against the 2006 Sale Proposal,42 the Board asserted that:

“the basis for [the proposal] is not grounded in reality or fact. The bulk of [the supporting statement] is made up of groundless predictions as to what he believes the future holds for [First United]. [The proposing shareholder] has offered absolutely no support for these predictions. Neither the Board nor [the proposing shareholder] has the ability to predict the future, and the Board believes that any assertion by [the proposing shareholder] to the contrary is irresponsible.” 43

Subsequent events, however, raise questions as to who was more irresponsible: the Board or the proposing shareholder. As made clear in the 2008 10-K,44 after the Board’s furious response to the 2006 Sale Proposal, First United emphasized its Leverage Strategy over making loans to customers:

As shown below, the composition over the three-year period from 2006 to 2008 shows a gradual increase in interest on investments and a corresponding decline in interest and fees on loans. This shift is attributable to the leverage strategies implemented throughout 2007 and 2008. . . .

	% of Total Interest Income
	2008	2007	2006
Interest and fees on loans	78%	82%	85%
Interest on investment securities	22%	18%	15%

39 Available at https://www.sec.gov/Archives/edgar/data/763907/000114420406010793/v038157_def14a.htm

40 2006 Proxy p. 15

41 2006 Proxy p. 15

42 Not only did the Board recommend against the Shareholder Sale Proposal, but First United sought permission from the Securities and Exchange Commission to exclude the Shareholder Sale Proposal from the 2006 Proxy on such substantive ground as: “the [proposing shareholder] offers stockholders no definition of what he means by ‘small fish’ or ‘small pond.’” Letter, dated, December 2, 2005 from Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC to U.S. Securities and Exchange Commission, Division of Corporate Finance, Office of Chief Counsel

43 2006 Proxy p. 15

44 2008 10-K p. 27

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Whether due to the “stagnant growth” in First United’s markets45 referenced in the 2006 Sale Proposal or otherwise, it is clear that after repudiating the rationale for the 2006 Sale Proposal, the Board and First United embarked on a strategy that emphasized buying securities rather than making loans to customers in their markets. Similarly, it was the “stagnant growth” that caused First United to begin buying loan participations: “We entered the loan participation market in 2006, during a period of time when loan demand slacked in our markets.”46

In recommending against the 2006 Sale Proposal, the Board noted that First United’s “Board and management team is . . . completely motivated.”47 However, the Board’s statement failed to indicate what the Board and management teams’ motivations were. As of March 24, 2006, William Grant, then First United’s Chairman and CEO, owned 9,094 shares of First United stock, worth, based on the closing price that day of $22.33,48 at total of $203,069. Given that Mr. Grant’s aggregate salary for the preceding three years was $538,681,49 Driver believes that, at the time of the 2006 Sale Proposal, First United’s management team was far more motivated by retaining their positions than taking steps to increase shareholder value.

Of the members of the Board that, more than fourteen years ago, “unanimously recommend[ed] a vote against” the 2006 Sale Proposal, Ms. Burkey, Mr. McCullough, Mr. Rudy, Ms. McDonald and Mr. Ruddell remain on the Board. From March 24, 2006, the date of the 2006 Proxy until March 25, 2019, the date immediately prior to Driver’s first public call for First United to explore a sale, First United’s common stock has produced a negative 6.19% (-6.19%) TSR compared to a 40.50% TSR for the SNL Index for the same period.

More recently, in addition to Driver, two other shareholders have publicly called for First United to explore a sale.50 Driver believes that neither the Board nor the First United management team has had the courtesy to contact these shareholders to discuss their concerns.

We believe First United’s Board is entrenched

For some, “entrenchment” refers to provisions that protect incumbent managements and boards from removal or the consequences of removal.51 Other definitions are based on board tenure.52 By either standard, First United and the Board are entrenched and Driver believes that such entrenchment has and will continue to “harm shareholders by weakening the disciplinary threat of removal and thereby increasing shirking, empire-building and extraction of private benefits by incumbents.”53

45 The population in Garrett County, First United’s most important market by deposit share (per S&P Global Market Intelligence, 33.4% of First United’s deposit are in Garrett County) grew by 0.84% from 2000 to 2010. See 2010 census data available at https://planning.maryland.gov/MSDC/Pages/Cnty_Menu/Garr.aspx

46 2008 Letter to Shareholders

47 2006 Proxy p. 16

48 Source: S&P Global Market Intelligence

49 2006 Proxy p. 9

50 See Rangeley Capital press release dated October 1, 2019 available at https://www.businesswire.com/news/home/20191001005313/en/Rangeley-Capital-Calls-United%E2%80%99s-Board-Directors-Immediately and Johnny Guerry press release dated November 8, 2019 available at https://www.businesswire.com/news/home/20191108005644/en/Concerned-Shareholder-United-Corporation-Urges-Board-Directors

51 See, Lucian Bebchuck, Alma Cohen, and Allen Farrell, “What Matters in Corporate Governance,” p. 6 available at https://papers.ssrn.com/sol3/papers.cfm?abstract_id=593423

52 See, Ric Marshall, “Entrenched Boards: Director Tenure and Performance,” April 2015 available at https://www.msci.com/documents/10199/2c45977b-fb6e-4f4d-859a-bb8c115d2569

53 Bebchuck p. 6

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With respect to a provision based approach to entrenchment, academics have identified six corporate governance provisions closely correlated with entrenchment. Four of those provisions limit shareholders’ voting power—staggered boards, limits to shareholder amendments of the bylaws, supermajority requirements for mergers and supermajority requirements for mergers—while two are provisions made in preparation for hostile takeovers (poison pill and gold parachutes).54 First United currently has a classified board, although in 2010, the Board “determined that it is in the best interests of [First United] and its shareholders to eliminate the classified board structure”55 and included a proposal to amend the charter to declassify the Board (the “Charter Declassification Amendment”) in the 2010 Proxy Statement Unfortunately, First United also requires a supermajority shareholder vote to approve charter agreements,56 and—despite five times as many votes in favor of declassifying the Board than against—the amendment did not receive supermajority approval.57 Tellingly, however, the Board has not proposed a Charter Declassification Amendment since 2010 (even though the Board has not retracted its statement that such an amendment would “be in the best interests” of First United and its shareholders), suggesting to Driver that the Board is more than comfortable with the protections afforded it by a classified structure. Finally, First United’s bylaws may only be amended by the Board, without any requirement of shareholder approval.58

MSCI, a well-known investment research firm, defines entrenched boards as those that are comprised of long-tenured and aging directors59 and uses the four separate criteria set forth below to evaluate board entrenchment:

Test[60]	First United[61]
More than 35% of the board has a tenure greater than 15 years.	45% of the Board has a tenure greater than 15 years (54% including Ms. Burkey who has been on the Board since 2005).
More than 22% of the board has a tenure greater than 15 years AND more than 15% of the directors are over 70 years old.	45% of the Board has a tenure greater than 15 years (54% including Ms. Burkey who has been on the Board since 2005) AND 27% (36% assuming Mr. McCullough has turned 70 since the date of the 2019 Proxy Statement) of the directors are over 70 years old.
There are more than 4 directors whose tenure is greater than 15 years.	5 directors’ (six including Ms. Burkey) tenure is greater than 15 years.
There are more than 4 directors who are over 70 years old.	3 directors (4 including Mr. McCullough) are over 70 years old.

54 Bebchuck p. 2

55 First United 2010 Proxy Statement (the “2010 Proxy Statement”) p. 37 available at https://www.sec.gov/Archives/edgar/data/763907/000114420410016056/v178407_def14a.htm

56 See, 2010 Proxy Statement p. 38 (“the adoption of the Charter amendment requires the affirmative vote of shareholders holding at least two-thirds of all outstanding shares of common stock entitled to be voted at the annual meeting”)

57 First United Current Report on Form 8-K dated May 13, 2010 available at https://www.sec.gov/Archives/edgar/data/763907/000121390010002194/f8k051310a1_firstunited.htm. Out of 6,158,650 shares of First United common stock outstanding on July 31, 2010, 3,699,727 (or 60.7%) voted in favor of adopting the Charter Declassification Amendment—401,933 votes short of the required two-thirds vote for approval. By contrast, of the five director nominees up for election that year, Ms. Burkey, who received the most for votes of any nominee, received only 2,524,377 “for” votes, representing only approximately 41% of First United’s outstanding common stock. Two director nominees, Richard Stanton and Robert Rudy received more “withheld” votes (915,287 and 741,520, respectively) than there were “against” votes for the Charter Declassification Amendment (733,076).

58 See, Article VII, Amendment of Bylaws, First United Corporation Bylaws as Amended and Restated on December 17, 1997 available at https://www.sec.gov/Archives/edgar/data/763907/000114420408014719/v106556_ex3-2i.htm (“The Board of Directors shall have the full power to amend, alter or repeal these Bylaws, or any provision thereof, and may from time to time make additional Bylaws, upon the approval thereof by a majority of the Board”)

59 Marshall p. 4

60 Marshal p. 14

61 First United’s 2019 Proxy Statement (the “2019 Proxy Statement”) available at https://www.sec.gov/Archives/edgar/data/763907/000114420419015122/tv516747_def14a.htm

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Ms. Rodeheaver has clear conflicts of interest in assessing a sale or other transaction that would increase shareholder value but put her position at risk

Ms. Rodeheaver has clear conflicts of interest in assessing whether a sale would be in the best interests of shareholders. Most importantly, Ms. Rodeheaver has a greater economic interest in her job than in the shares of First United stock that she owns. Set forth below is a chart that compares, for each year that Ms. Rodeheaver has appeared as a named executive officer in First United’s proxy statement, her total compensation that year to the value of her First United share ownership on the date of the proxy statement:62

Year	Total Compensation	Shares Owned	Date of Proxy	FUNC Stock Price	Value of Stock on Date of Proxy	Total Compensation/Value of stock	Title
2019	$399,984	15,563	3/13/20	$16.16	$251,498.08	159.04%	CEO
2018	$393,505	9,165	3/25/19	$16.80	$153,972.00	255.57%	CEO
2017	$375,248	9,138	3/26/18	$18.95	$173,165.10	216.70%	CEO
2016	$339,534	6,215	3/27/17	$14.30	$88,874.50	382.04%	CEO
2015	$259,348	6,215	3/28/16	$11.21	$69,670.15	372.25%	President & CFO
2014	$228,728	1,215	3/27/15	$8.53	$10,363.95	2,206.96%	President & CFO
2013	$209,924	1,215	3/28/14	$7.98	$9,695.70	2,165.12%	President & CFO
2012	$196,428	1,215	3/25/13	$8.62	$10,473.30	1,875.51%	President & CFO
2011	$191,463	1,216	3/26/12	$5.80	$7,052.80	2,714.71%	EVP & CFO
2010	$188,737	1,216	3/25/11	$3.09	$3,757.44	5,023.02%	EVP & CFO
2009	$259,131	1,214	3/26/10	$5.99	$7,271.86	3,563.48%	EVP & CFO
2008	$289,383	1,798	3/27/09	$8.13	$14,617.74	1,979.67%	EVP & CFO
2007	$216,914	1,055	4/4/08	$18.97	$20,013.35	1,083.85%	SVP & CFO
2006	$188,239	1,045	3/23/07	$22.65	$23,669.25	795.29%	SVP & CFO

			Mean as CEO			253.34%
			Mean as NEO			1,628.09%

62 Information for 2019 is from the 2019 10-K. Market data is per S&P Global Market Intelligence

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Driver believes that it is worth noting that Ms. Rodeheaver’s stock ownership increased 69% from the date of First United’s 2019 Proxy Statement, but only after Driver began to call attention to Ms. Rodeheaver’s negligible levels of stock ownership.63

Aside from the economic reality that Ms. Rodeheaver’s job is worth more to her than her shares of First United stock, Driver believes that Ms. Rodeheaver has a significant interest in maintaining her position. We note that Ms. Rodeheaver also holds senior leadership positions at industry trade and lobbying groups: in 2019, not only was Ms. Rodeheaver elected as Chair of the Maryland Bankers Association,64 but she was also elected to the board of the American Bankers Association.65 Despite repeated requests by Driver,66 neither First United nor Ms. Rodeheaver has been willing to explain what benefits shareholders derive from Ms. Rodeheaver service on the board of either of the Maryland Bankers Association or the American Bankers Association, why it is necessary for her to serve on two bankers association boards simultaneously and the extent to which First United reimburses or pays Ms. Rodeheaver’s expenses incurred in connection with any bankers association. Driver believes that the true benefit of Ms. Rodeheaver’s service on the boards of the Maryland and American bankers associations is to increase her status in the world of community bankers and that benefit would be in jeopardy in the event First United were sold and she were no longer CEO.

By remaining committed to a combined Chairman/CEO role, we believe First United is inhibiting the proper function of its Board

As many commentators have observed, management and a board of directors play two different but complementary roles within a corporation, but that complementary relationship can be jeopardized by combining the chairman and CEO roles:

The roles of management and the board are very different. Management runs the company while the board provides oversight and—hopefully—holds the management team accountable for its performance. Remember, the CEO works for the board. The board does not work for the CEO—but when the CEO is also the chair, it kind of does.67

Similarly, a leading proxy advisory firm has noted:

It can be difficult for a board to fulfill its role as overseer and policy setter when a CEO/chair controls the agenda and the boardroom discussion. Such control can allow a CEO to have an entrenched position, leading to longer than optimal terms, fewer checks on management, less scrutiny of business operation and limitations on independent, shareholder-focused goal setting by the board. . . . Likewise, an independent chair can better oversee executives and set a pro-shareholder agenda without the management conflicts that a CEO and other executive insiders often face. Such oversight and concern for shareholders allows for a more proactive and effective board of directors that is better able to look out for the interests of shareholders.68

63 See, Notice of Exempt Solicitation dated March 26, 2019 available at https://www.sec.gov/Archives/edgar/data/763907/000147793219001166/dmc_px14a6g.htm (noting that “given Ms. Rodeheaver’s exceptionally low level of ownership of FUNC’s stock and the fact that she has pledged a substantial amount of those shares to secure a loan, extremely serious doubts exist as to whether Ms. Rodeheaver’s interests are aligned with those of all FUNC shareholders”)

64 See, “Rodeheaver to head Bankers Association,” Cumberland Times-News, June 9, 2019 available at https://www.times-news.com/news/business/rodeheaver-to-head-bankers-association/article_bbcf20b5-9b69-5aac-8bfd-0a1c9709b82e.html

65 https://www.aba.com/about-us/press-room/press-releases/aba-elects-officers-board-for-2019-2020

66 See, Letter to John McCullough dated November 6, 2019 available at https://www.sec.gov/Archives/edgar/data/763907/000147793219006274/func_ex991.htm

67 Jack Milligan, “The Case for Appointing an Independent Chair,” October 25, 2019 available at https://www.bankdirector.com/committees/governance/the-case-for-appointing-an-independent-chair/

68 Glass-Lewis 2020 United States Policy Guidelines, p 5 available at https://www.glasslewis.com/wp-content/uploads/2016/11/Guidelines_US.pdf

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Not only does First United have a combined Chairman/CEO role in practice, but that combination is a matter of policy69 that appears not to have been reviewed since 2011.70 Based on Driver’s review of the rationale given by First United to combine these roles in its 2019 Proxy Statement, First United appears to offer two justifications for this practice. First, the “Strong Leader Rationale”, “by having one person serve as both Chairman and CEO, the Board believes that [First United] demonstrates to shareholders, customers, employees, vendors, regulators and other stakeholders that [First United] is under strong leadership, with a single individual setting the tone and having primary responsibility for managing and leading [First United].”71 The Second (the “We Have Always Done It This Way Rationale”) is as follows:

The governance of [First United] through a combined Chairman and CEO is appropriate in light of the strength and experience of the Chairman/CEO. Since the beginning, [First United] has had very experienced individuals in this role.72

With respect to the Strong Leader Rationale, having a combined Chairman/CEO for the express purpose of having a single person essentially in charge of First United is, in Driver’s opinion, directly contrary to the notion of board oversight. In Driver’s view, the Strong Leader Rationale is predicated upon (and promotes) a dominant Chairman/CEO with a complacent Board to rubber-stamp her decisions—a Board made up (in Warren Buffet’s words) of cocker spaniels.73

As to the We Have Always Done It This Way Rationale, Ms. Rodeheaver’s immediate predecessor was Mr. Grant, who was responsible for the Leverage Strategy as well as First United’s increased purchase of loan participations. Driver believes that the losses sustained by First United shareholders in the aftermath of the Financial Crisis might well have been significantly less had an independent chair and strong board with a commitment to prudent risk management been able to temper Mr. Grant’s desire to grow First United’s earnings beyond what the markets allowed.

From June 1, 1996, when Mr. Grant was appointed First United’s Chairman and CEO, 74 until his retirement effective December 31, 2015, First United produced a TSR of 41.13% compared to 441.90% for the SNL Index.75 Given that First United underperformed a relevant index by more than ten times during Mr. Grant’s tenure, Driver believes the We Have All Ways Done It This Way Rationale is spurious reasoning at best. Similarly, with respect to Mr. Grant’s predecessor, Richard Stanton, from September 3, 1992, the day that First United’s common stock began trading on Nasdaq, until his retirement on June 1, 1996, First United produced a TSR of 71.18% compared to 108.58% for the SNL Index.76

First United’s Lead Director is a poor substitute for an independent Chair

As part of its justification for a combined Chairman/CEO role, First United relies on the existence of a Lead Director:

To strengthen the Board’s oversight of corporate governance issues, the Board appoints a Lead Director who is responsible for facilitating the resolutions of issues relating to the performance of the Chairman and CEO and other members of management, or any other issue that a Director, an officer or an employee believes should be addressed by someone other than the Chairman and CEO. Because the Nominating Committee is charged with overseeing corporate governance matters, the Board believes that it is most appropriate to appoint the Chairman of the Nominating Committee as the Lead Director. John McCullough is the current Chairman of the Nominating Committee and, thus, the Lead Director.77

69 See, First United Corporation Corporate Governance Guidelines available at http://investors.mybank.com/Cache/IRCache/60fc1338-03a2-2e39-daab-00309399ed99.PDF?O=PDF&T=&Y=&D=&FID=60fc1338-03a2-2e39-daab-00309399ed99&iid=100525 (stating “the role of Chairman and CEO will remain combined”).

70 See, First United Corporation Nominating & Governance Committee Charter available at http://investors.mybank.com/Cache/IRCache/385c588f-e394-c3c6-cafa-0b9af9fc8cfa.PDF?O=PDF&T=&Y=&D=&FID=385c588f-e394-c3c6-cafa-0b9af9fc8cfa&iid=100525 (stating “the Nominating & Corporate Governance Committee acknowledges that, in 2011, it completed a detailed study of the issue of separating the roles of Chair and CEO, deciding to retain the combined role at that time”)

71 First United 2019 Proxy Statement (the “2019 Proxy Statement”) p. 11 available at https://www.sec.gov/Archives/edgar/data/763907/000114420419015122/tv516747_def14a.htm

72 2019 Proxy Statement p. 13

73 See 2019 Letter to Shareholders of Berkshire Hathaway, Inc. p. 13 available at https://www.berkshirehathaway.com/letters/2019ltr.pdf (noting “When seeking directors, CEOs don’t look for pit bulls. It’s the cocker spaniel that get taken home.)

74 First United Annual Report on Form 10-K for the year ended December 31, 1996 p. 40 available at https://www.sec.gov/Archives/edgar/data/763907/0000763907-96-000001-index.html

75 Source: S&P Global Market Intelligence

76 Source: S&P Global Market Intelligence

77 2019 Proxy Statement p.11

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Driver has been publicly calling for First United to explore a sale since March 26, 2019 and, during that time, has raised numerous questions regarding the adequacy of First United’s corporate governance, directors’ conflicts of interests and the Chairman and CEO’s motivations, all of which would seem to be issues to be “addressed by someone other than the Chairman and CEO,” yet Mr. Cooper was not afforded an opportunity to speak to Mr. McCullough directly and outside the presence of Ms. Rodeheaver until March 13, 2020. Two other First United shareholders have also publicly called for First United to explore a sale;78 Driver is unaware of any attempt by Mr. McCullough, in his capacity as Lead Director, to contact either shareholder to discuss their concerns. Furthermore, Driver is unaware of any discussions whatsoever between Mr. McCullough and any shareholder regarding First United’s strategic direction or corporate governance.

Driver believes that its engagement with First United since March 26, 2019 illustrates both why a combined Chairman/CEO role is inappropriate at First United and why a lead director is an insufficient substitute for an independent Chair. Driver has called for First United to explore a sale—an event that would likely put Ms. Rodeheaver’s personal interest in remaining as CEO at risk—yet, as far as Driver can tell, Ms. Rodeheaver has spearheaded First United’s response to Driver and other shareholders calls for a sale, despite her clear conflicts of interest.

We believe First United’s self-serving “strategic reviews” are an affront to shareholders

On February 11, 2020, First United announced that “over the past eight months First United has completed three strategic review processes with two independent financial advisors, all with consistent results.”79 Driver believes that the three strategic review processes (the “Strategic Reviews”) are and were transparent attempts by First United to avoid exploring a sale for three reasons. First, as First United states, its “current strategy” is “remaining independent.” Driver believes that independence is not a strategy but should be the result of delivering shareholders greater value than might be obtained in a sale. By so clearly positing that an outcome—independence—is their strategy, Driver believes that it is abundantly clear that the Strategic Reviews were undertaken (and implemented in a way) to justify that desired outcome, rather than to determine what option among many might generate the greatest shareholder value.

Second, it does not appear that any potential indications of interest were solicited from potential buyers. Indeed, Driver believes that the “two independent financial advisors’ were expressly instructed not to solicit such indications of interest. Given that three (including Driver) shareholders had publicly called for First United to explore a sale and that Driver believes that multiple other financial institutions would have an interest in acquiring First United, Driver believes it is disingenuous in the extreme for First United to claim to have “determined that a sale of First United would not be in the best interests of [First United’s] shareholders” without first exploring what potential buyers might pay for First United.

78 See Rangeley Capital press release dated October 1, 2019 available at https://www.businesswire.com/news/home/20191001005313/en/Rangeley-Capital-Calls-United%E2%80%99s-Board-Directors-Immediately and Johnny Guerry press release dated November 8, 2019 available at https://www.businesswire.com/news/home/20191108005644/en/Concerned-Shareholder-United-Corporation-Urges-Board-Directors

79 First United press release dated February 11, 2020 available at https://www.sec.gov/Archives/edgar/data/763907/000110465920016122/tm207517d1_ex99-1.htm

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Indeed, First United’s press release announcing the Strategic Reviews (the “Strategic Review Press Release”) is striking in its failure to provide material information about the Strategic Reviews to shareholders. Among other material omissions, the Strategic Review Press Release fails to disclose: (i) what strategic alternatives were considered; (ii) any details regarding First United’s current strategy (other than “remaining independent”); (iii) the assumptions used regarding First United’s future performance, trading multiples and other factors relevant to the financial advisors’ analysis; (iv) the types of analyses utilized by the financial advisors; (v) the limits of any review; (vi) how the two financial advisors were selected and the extent of their other relationships with First United and the Board; (vii) the compensation paid to the two financial advisors; and (viii) the specific “shareholder feedback” considered by the Board.

Third, First United notes that the Board “unanimously determined that continuing to execute [First United’s] strategy of remaining independent was in the shareholders best interest [sic],” “the Board again unanimously concluded . . . that executing on [First United’s] current strategy rather than pursuing a sale, is in the best interests of [First United’s] stakeholders” and “the entire Board has been continuously engaged in the Strategic Reviews for the better part of the past eight months.” Given Ms. Rodeheaver’s clear conflict of interests, Driver believes that it would be inappropriate for her to participate in any honest strategic review of First United’s alternatives. Indeed, given what Driver believes to be First United’s culture and practice of a strong-willed Chairman/CEO and a compliant Board, Driver believes that Ms. Rodeheaver’s participation in the Strategic Reviews is clear evidence that such Strategic Reviews were nothing but a sham and charade.

We believe that continuing to nominate Mr. Kurtz for director and his continued membership on the Audit Committee reflects poor corporate governance

Mr. Kurtz has been a director since 1990 and currently serves as member of the Board’s audit committee. Mr. Kurtz was most recently nominated for director in 2018, when the “specific experience, qualifications, other attributes and skills . . . that led the Nominating Committee to determine that [Mr. Kurtz] should serve on the Board of Directors” consisted of the following: “Robert W. Kurtz has 37 years of banking experience through his service as past President, Chief Risk Officer, and Chief Financial Officer [of First United], as well as through his service as a Director of [First United] since 1990.”80

Given Mr. Kurtz’s role as Chief Risk Officer—and the clear lapse of effective risk management—during the period when the Leverage Strategy was designed and implemented, Driver believes that Mr. Kurtz’s experience as First United’s Chief Risk Officer should disqualify him for service as a director and that the Nominating Committee’s continued nomination of Mr. Kurtz reflects a culture of cronyism that pervades the Board—a culture that appears premised on Sam Rayburn’s famous aphorism that “the people who get along the best, go along the most”81 and that diminishes any individual or collective accountability.

We believe that continuing to nominate Kathryn Burkey, Robert Rudy, Elaine McDonald and Gary Ruddell for director reflects poor corporate governance

Each of Ms. Burkey, Mr. Rudy, Ms. McDonald and Mr. Ruddell have been on the Board since at least 2005 or earlier or, in the case of Mr. Rudy (since 1992) and Ms. McDonald (since 1995), much earlier. All were on the Board during the design and implementation of the Leverage Strategy. Driver does not believe that any of these individuals possess any special expertise or experience that would justify their exceeding long service on the Board and believes that their continued presence on the Board reflects a culture of cronyism that is detrimental to shareholders’ best interests.

80 First United’s 2018 Proxy Statement (the “2018 Proxy Statement”) p. 7 available at https://www.sec.gov/Archives/edgar/data/763907/000114420418015888/tv488965_def14a.htm

81 See, Dan Balz, “Master In His House,” Washington Post, May 24, 1987 available at https://www.washingtonpost.com/archive/entertainment/books/1987/05/24/master-in-his-house/6520e8fa-91de-4b94-a141-3ed2408623d9/

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We believe that continuing to nominate Andrew Walls for director reflects poor corporate governance

Andrew Walls has been a director since 2006 and, since then, in addition to the $515,492 he has received in directors’ fees,82 Morgantown Printing & Binding, “a corporation owned by H. Andrew Walls and a trust established for the benefit of his minor children,”83 has received $4,320,832 in fees from First United. As of February 28, 2020, Mr. Walls beneficially owned 57,106 shares of Common Stock worth, based on the closing price of the Common Stock on [March 20, 2020] of $12.77, $729,243. Driver believes that the value to Mr. Walls of continuing to extract fees from First United creates an obvious conflict of interest

We believe that continuing to nominate John McCullough for director and his continued service as chairman of the Nominating and Governance Committee reflects poor corporate governance

Mr. McCullough has been a director since 2004 and Driver believes that he is deeply enmeshed in the Board’s pervasive culture of cronyism. More importantly as Lead Director and chairman of the Nominating and Governance Committee, Driver believes that Mr. McCullough is charged with ensuring that nominees for director will serve in the best interests of shareholders, that First United will adopt and implement corporate governance practices that safeguard shareholders rights and ensure the Board is able to effectively oversee management and chart First United’s strategic direction and, finally, serve as conduit between shareholders and the Board when the Chairman/CEO has a conflict of interest. Driver believes that Mr. McCullough has resolutely failed to adequately discharge any of these vital responsibilities and, instead, has affirmatively abdicated any of the duties of his position.

First United has a history of nepotism

Despite being a publicly traded company, family relationships have been prevalent at First United, calling into question, in Driver’s view, the motivations of many members of the Board and management team. The 1993 10-K (which is one of the earliest of First United’s filings with the SEC available on EDGAR), reflects that “William B. Grant, Executive Vice President and Secretary, is the son of Director B.L. Grant.”84 Dr. Grant served as a member of the Executive Committee of the Board, whose responsibilities included, “supervising [First United’] CEO, monitoring the performance of [First United] and its subsidiaries, recommending changes to [First United’s] and subsidiaries’ personnel policies, serving as a director nomination committee.”85 As of December 31, 1993, Dr. Grant owned shares representing 0.7% of First United’s outstanding common stock and Mr. Grant owned shares representing 0.06% of First United’s outstanding common stock.86 Dr. Grant retired from the Board as of First United’s 1995 annual meeting of shareholders,87 the same meeting at which his son was elected to the Board.88

82 Based on “Total” figures given for Director Compensation in First United’s proxy and 10-K filings

83 2019 10-K p. 125

84 1993 10-K p.9

85 1993 10-K p. 74

86 1993 10-K p. 70

87 Dr. Grant remained a director emeritus for the following two years, during which time he attended committee and other meeting. See, First United 1996 Proxy Statement p.4 available at https://www.sec.gov/Archives/edgar/data/763907/0000763907-96-000002.txt (noting that Dr. Grant was a non-voting member of the Asset and Liability Management Committee and Strategic Planning Committee). It is unclear whether Dr. Grant received compensation as a director emeritus.

88 First United 1995 Proxy Statement p. 4 available at https://www.sec.gov/Archives/edgar/data/763907/0000763907-95-000007.txt

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First United’s Annual Report on Form 10-K for the year ended December 31, 1997 (the “1997 10-K”) notes that “Director Frederick A. Thayer III is the father of Senior Vice President Frederick A. Thayer IV. Director I. Robert Rudy is the brother of Senior Vice President Jeanette Rudy Fitzwater.”89 First United’s 1998 Proxy Statement (the “1998 Proxy”) indicates that Mr. Thayer owned shares representing 0.7% of First United’s outstanding shares of common stock and Mr. Rudy owned shares representing 0.45% of First United’s outstanding common stock.90 Mr. Rudy remains a member of the Board and, as of February 29, 2020, owns shares representing 0.56% of First United’s outstanding common stock.91 As of March 27, 1998, Mr. Rudy owned 28,373 shares of First United common stock. After more than twenty years as a member of the Board, as of February 29, 2020, Mr. Rudy owned 40,368 shares of First United common stock: an increase of 11,995 shares, worth, based on the average price of First United’s stock of $14.4392 during that period, $173,087. For the years 1998 through 2019, Mr. Rudy received an aggregate of $574,971 in total compensation for his service as a director.93 Mr. Rudy’s sister, Ms. Fitzwater, remained employed with First United at least through March 30, 2016.94 Beginning in 1998, Mr. Rudy served on the Board’s Executive Committee, whose mandate (until 200295) included “recommending to the Board a compensation policy for the CEO and other executive offices of the Company.”96 Ms. Fitzwater is listed as an “executive officer” in the 1997 10-K.97

First United’s 2000 Proxy Statement (the “2000 Proxy Statement”) discloses that, in addition to Mr. Thayer’s son and Mr. Rudy’ sister, “Director Karen F. Myers is a first cousin to Senior Vice President Philip D. Frantz.”98 As of the date of the 2000 Proxy Statement, Ms. Myers owned shares representing 0.11% of First United’s outstanding common stock.

First United’s 2014 Proxy Statement (the “2014 Proxy”) notes that Brian Boal was “recommended to the Nominating Committee for nomination by a non-management director.”99 The 2014 Proxy also notes that “Director nominee Brian R. Boal is the nephew of director Robert W. Kurtz.”100 Mr. Kurtz was not a member of First United’s management at that time having retired effective December 15, 2009.101 As of the date of the 2014 Proxy Statement, Mr. Kurtz, a director since 1990, owned shares representing 0.13% of the outstanding shares of First United common stock, worth $62,479.102

Driver believes that relatives of Ms. Rodeheaver are currently employed by First United and has requested that First United provide details regarding the number of Ms. Rodeheaver’s relatives who are currently employed by First United.103 Driver believes that shareholders are entitled to understand the full extent of Ms. Rodeheaver’s relationship with First United (including the extent to which First United employs her relatives) in order to gauge the depth and breadth of potential conflicts of interest. First United has not responded to any of Driver’s requests for information related to the employment of Ms. Rodeheaver’s relatives.

Driver believes that First United needs significant and urgent change on the Board

Driver believes that a culture of cronyism pervades the Board and that culture has and will continue to damage shareholder value. Driver further believes that the only way to eradicate this pervasive culture of cronyism is to elect independent directors with no connection to either First United’s management team or Board and who will bring an objective perspective to the issues facing First United.

89 1997 10-K p. 40 available at https://www.sec.gov/Archives/edgar/data/763907/0000763907-98-000012.txt

90 1998 Proxy p. 2 available at https://www.sec.gov/Archives/edgar/data/763907/0001014100-98-000042.txt

91 2019 10-K p. 124 available at https://www.sec.gov/Archives/edgar/data/763907/000156276220000119/func-20191231x10k.htm#Item_12_Security_Ownership_Of_Certain_Be

92 Source: S&P Global Market Intelligence

93 Source: Company filings. Aggregate compensation based on First United’s disclosure of total director compensation. For the years, 1999-2005, specific compensation figures are not disclosed and compensation is based on $10,000 annual retainer paid in 2005, $8,500 annual retainer paid in 2004, 2003 and 2002 and $7,500 annual retainer paid in 2001, 2000 and 1999.

94 See, First United’s 2016 Proxy Statement p. 16 available at https://www.sec.gov/Archives/edgar/data/763907/000114420416091544/v435701_def14a.htm (noting that Ms. Fitzwater serves as Senior Vice President and Director of Corporate Services and listing positions occupied at First United since 1994)

95 In 2002, the Board formed a compensation committee. See, First United 2003 Proxy Statement p. 5 available at https://www.sec.gov/Archives/edgar/data/763907/000101410003000108/cor1947.txt

96 First United 1999 Proxy Statement p. 5 available at https://www.sec.gov/Archives/edgar/data/763907/0001014100-99-000054.txt.

97 1997 10-K p. 46

98 2000 Proxy Statement p. 4 available at https://www.sec.gov/Archives/edgar/data/763907/000101410000000018/0001014100-00-000018.txt

99 2014 Proxy Statement p. 6 available at https://www.sec.gov/Archives/edgar/data/763907/000114420414018475/v372618_def14a.htm

100 2014 Proxy Statement p. 14

101 Mr. Kurtz retired as President of Chief Risk Officer of First United effective December 15, 2009 and entered into a consulting agreement “pursuant to which Mr. Kurtz will make himself available on a limited basis through April 30, 2010 for the purpose of providing various transition and support services as and when requested by the Corporation and the Bank” in return for a lump sum payment of $22,500. See, First United’s Current Report on Form 8-K dated December 3, 2009 available at https://www.sec.gov/Archives/edgar/data/763907/000121390009003563/f8k120309_firstunited.htm. Prior to his retirement as President and Chief Risk Officer, First United disclosed a net loss of $3.1 million for the nine months ended September 30, 2009, primarily due to $10.8 million in OTTI charges. See, First United Third Quarter Earnings Release (the “3Q09 Release”) dated November 6, 2009 available at https://www.sec.gov/Archives/edgar/data/763907/000114420409058307/v165662_ex99-2.htm. The 3Q09 Release noted that:

Much of our OTTI stems from deterioration of quality within our trust preferred securities portfolio. These investments, which were investment grade at the time of acquisition, are supported by underlying debt obligations of several financial institutions. A number of these institutions have been adversely impacted by the recession and have either defaulted under or deferred the payment of interest under the debt obligations. It is possible that the continuation or worsening of the current economic recession could cause currently performing institutions to likewise default or defer payments, which could result in further credit losses in these investments.

The trust preferred securities were acquired as part of the Leverage Strategy and, as Chief Risk Officer, Mr. Kurtz was presumably charged with monitoring risks associated with that strategy.

102 Based on the closing price for First United’s stock of $7.60 on March 28, 2014.

103 See, Letter to First United directors dated December 17, 2019 available at https://www.sec.gov/Archives/edgar/data/763907/000092189519003014/ex992to13da1212447002_121219.htm

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Driver’s Nominees are highly qualified and have significant relevant expertise

Driver’s Nominees—Dr. Michael Driscoll, Ms. Lisa Narrell-Mead and Mr. Ethan Elzen—are all highly qualified, accomplished individuals with significant relevant expertise in fields including:

Corporate Governance. Dr. Driscoll has extensive experience with corporate governance best practices obtained through his role as Dean of the Richard J. Bolte, Sr. School of Business, Mt. St. Mary’s University. Ms. Narrell-Mead, in addition to serving on the boards of directors of multiple privately held banks, has extensive experience in counselling banks on corporate governance. Mr. Elzen, through his role as President of Colorado Federal Savings Bank (“Colorado Federal”), has extensive experience in corporate governance issues given Colorado Federal’s relationship (and overlapping ownership) with affiliate businesses.

Regulatory Issues. Mr. Elzen has extensive experience with bank regulators and regulatory issues obtained through the remediation of multiple legacy regulatory issues at Colorado Federal. Ms. Narrell-Mead has a long history of working with bank regulators and addressing regulatory issues obtained as a lawyer in private practice, internal counsel at two banking organizations, as a consultant to banks to develop regulatory plans and as a board member of multiple banking organizations.

Risk Management. Ms. Narrell-Mead regularly acts as a consultant to banks regarding risk management issues and the adoption and implementation of risk management policies and procedures. Mr. Elzen has extensive experience in risk management obtained as President of Colorado Federal that includes the implementation of new, comprehensive enterprise risk management framework. Dr. Driscoll has extensive practical expertise in risk management based on a decades-long career in equities trading, as well as more theoretical expertise gained as a professor of finance.

Corporate Finance. Dr. Driscoll has taught graduate level classes in corporate finance and Mr. Elzen has extensive experience in corporate finance obtained during his career as an investment banker advising financial institutions and leading Colorado Federal through capital raising transactions.

Restructuring and Expense Optimization. Mr. Elzen has extensive experience in restructuring and expense optimization having led a wholesale restructuring of Colorado Federal (including devising and implementing a multi-year strategic and financial operating plan and developing and implementing performance tracking and reporting systems) and serving as Vice President, Restructuring at Ally Financial. Ms. Narrell-Mead regularly advises banks on increasing operating efficiencies and implementing operating plans.

Human Capital. Ms. Narrell-Mead has decades of experience in all aspects of human capital, including recruiting, designing and implementing compensation packages, practices and policies, managing human resources departments and as in-house and outside employment counsel. Mr. Elzen’s experience includes revamping senior management at Colorado Federal and overhauling its corporate culture. Dr. Driscoll has extensive experience in human capital obtained by serving as dean of a business school and managing equity trading desks.

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Driver’s Nominees are independent

Driver has no financial or other arrangements with any of the Nominees other than a general understanding to reimburse them for any costs incurred in connection with their service as Nominees. None of the Nominees have any interest in Driver Opportunity Partners I LP, Driver Management Company LLC or any other entity affiliated with Mr. Cooper. Driver is not aware of any fact or circumstance that would reasonably suggest that the Nominees would not act in the best interest of all shareholders.

Driver’s Nominees are shareholders and have purchased shares with their own money

Each of the Nominees have purchased shares of Common Stock with their own money. To paraphrase Warren Buffet: paid-with-their-own money ownership, of course, does not create wisdom or ensure business smarts; nevertheless, Driver feels better when directors have had the experience of purchasing shares with their savings, rather than simply having been the recipients of grants.

As of March 25, 2020, Dr. Driscoll beneficially owns 4,500 shares of Common Stock, Ms. Narrell-Mead beneficially owns 650 shares of Common Stock and Mr. Elzen beneficially owns 425 shares of Common Stock. By way of contrast, in 2007, when Andrew Walls was first nominated for election as director, he had already served as a director for close to six months (he had been named to the Board in October 2006), Mr. Walls owned fifty (50) shares of Common Stock worth $1,132.50, despite having already received $9,433 in compensation for serving on the Board in addition to the $182,129 paid in 2006 to Walls Printing Company, Inc. (“Walls Printing”), a corporation owned by Mr. Walls and a trust established for the benefit of his minor children. First United was very familiar with Mr. Walls even prior to appointing him to the Board, since First United had already paid Walls Printing $219,815 for services rendered in 2006 and had extended $4,482,476 in credit to Walls Printing and $2,700,698 in credit to MEGBA, LLC, a limited liability company owned by Mr. Walls and a trust established for the benefit of his minor children. Two years later, at the time of First United’s 2009 Annual Meeting of Shareholders, Mr. Walls continued to own the same fifty (50) shares of Common Stock, despite having received at total of $70,788 in director compensation and Walls Printing having received $1,431,524 in fees from First United.

When nominated for election as a director by the Company in 2014, Marisa Shockley owned zero (0) shares of Common Stock.

First United’s failure to take a charge for impairment of goodwill during any of the years from 2010 to 2015 is based on spurious reasoning and reflects the Board’s unrealistic view of First United’s condition relative to the larger banking industry

During the entirety of the period from 2010 to 2015, the price to book value multiple for the Common Stock was below 1x. In other words, the Common Stock traded below book value, as illustrated by the below chart showing percentage of price to book value per share for the Common Stock and the SNL US Bank $1B-$5B index:

In First United’s Annual Report on Form 10-K for each of those years, First United discussed the question of whether its recorded goodwill was impaired.104 In each of those years, First United chose not to use the market value for First United to determine First United’s “fair value” due to “the illiquidity in the [Common Stock] and the adverse conditions surrounding the banking industry.”

With respect to “illiquidity” in the Common Stock, the average daily volume for the Common Stock for 2005 through 2009 was 4,745 shares, compared to an average daily volume for the Common Stock for 2010 through 2015 of 6,993 shares.105 Driver notes that, had First United chosen to issue Common Stock to raise capital in 2009 and 2010 instead of issuing trust preferred securities,106 even though investors and regulators were focused on common equity,107 First United’s outstanding shares, and, in Driver’s view, trading volume, would have been higher.

With respect to “adverse conditions surrounding the banking industry,” Driver believes that First United was negatively impacted by the Financial Crisis in a manner disproportionate to the larger banking industry, due to the decisions made by the Board immediately prior to and during the Financial Crisis and that First United’s financial condition and results continued to suffer the effects of those decisions long after the greater banking industry had recovered. As illustrated by the below table comparing metrics that Driver believes, based on the experience of its principals as bank investors and investment bankers advising banking organizations, are relevant in assessing a banking organization’s financial condition and results, the larger banking industry had returned to a state of health by 2014 and 2015:

		2014	2015
First United	Core ROAA108	0.40%	0.37%
	Nonperforming assets/assets	2.41%	2.32%
SNL US Bank $1B-$5B Index	Core ROAA	0.98%	0.93%
	Nonperforming assets/assets	1.31%	1.12%

In addition, as the Board of Governors of the Federal Reserve System (the “FRB”) noted:

During 2014, the U.S. banking system and financial markets continued to improve following their recovery from the financial crisis that started in mid-2007109

and

An improvement in bank holding companies’ (BHCs) performance was evident during 2015. U.S. BHC’s in aggregate, reported earnings reaching an all-time high of $160 billion for 2015, up from $139 billion for the year ending December 31, 2014. The proportion of unprofitable BHCs continued to decline, reaching 2 percent, down from 4 percent in 2014, the lowest level since 1998.110

In addition, Driver believes the use of a discounted cash flow analysis to determine First United’s “fair value” is particularly insulting to shareholders given that one case was premised on First United’s “terminal value,” assuming the sale of First United at a particular price to tangible book value multiple.111 Driver believes that it is inherently illogical for First United to use the premium available in a sale to justify a higher “fair value” when convenient for the Board, when the Board’s strategy is “remaining independent.”

Baker Tilly Virchow Krause, LLP audited First United 2015, 2014 and 2013 annual financial statements.

104 See, for example, First United Annual Report on Form 10-K for the year ended December 31, 2015 p.26-27 available at https://www.sec.gov/Archives/edgar/data/763907/000114420416086953/v429417_10k.htm

105 Source: Bloomberg

106 See First United Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 p. 36 available at https://www.sec.gov/Archives/edgar/data/763907/000114420417026066/v464871_10q.htm

107 See, Federal Depository Insurance Company, “Trust Preferred Securities and the Capital Strength of Banking Organizations,” Supervisory Insights, Winter 2010 “FDIC Supervisory Insights, Winter 2010”) available at https://www.fdic.gov/regulations/examinations/supervisory/insights/siwin10/trust.html noting:

As became evident during the crisis, analysts and other market participants were ultimately looking to the tangible equity capital strength of banking organizations when assessing their capital adequacy. This is in part why U.S. bank regulators did not allow [trust preferreds] to be included in the bottom line tangible equity targets being established for the largest banks as part of the Supervisory Capital Assessment Program (SCAP) conducted in the spring of 2009

108 Core ROAA is calculated by S&P Global Market Intelligence and eliminates gain/loss on the sale of securities and one time items. Driver believes that core ROAA is a better gauge of relative performance due in part to a large settlement award that First United received in 2015

109 FRB 101st Annual Report 2014 p. 48 available at https://www.federalreserve.gov/publications/annual-report/files/2014-annual-report.pdf

110 FRB 102nd Annual Report 2015 p 45 available at https://www.federalreserve.gov/publications/annual-report/files/2015-annual-report.pdf

111 For the 2015 goodwill impairment analysis, First United used a tangible book value multiple of 1.36x to determine terminal value. The average price to tangible book value multiple for the Common Stock during 2015 was 0.78x. Source: S&P Global Market Intelligence.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has a classified Board, which is divided into three (3) classes. The directors in each class are elected for terms of three (3) years so that the term of office of one (1) class of directors expires at each annual meeting of stockholders. We believe that the terms of four (4) Class I directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our three (3) Nominees, Michael J. Driscoll, Ed.D, Lisa Narrell-Mead and Ethan C. Elzen, each of whom is independent of the Company, in opposition to three (3) of the Company’s director nominees for terms ending in 2023. We are nominating fewer than four (4) director candidates because, at the time we nominated our Nominees, we were concerned that if we nominated four (4) director candidates and all of our nominees were elected as directors, we may have been deemed to have “control” over First United for purposes of the Bank Holding Company Act (the “BHC Act”). Since we nominated the Nominees, the Board of Governors of the Federal Reserve Board (the “FRB”) has issued a final rule (the “Final Rule”) revising the FRB’s framework for determining “control” under the BHC Act that substantially eliminated our concerns about nominating four (4) director candidates. By the time the Final Rule was announced, however, the deadline for shareholder nominations had passed. We intend to solicit proxies to elect not only our three (3) Nominees, but also the candidate who has been nominated by the Company other than John F. Barr, Brian R. Boal and John W. McCullough.

Your vote to elect the Nominees will have the legal effect of replacing three (3) incumbent directors of the Company with the Nominees. If elected, the Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they will be able to implement any actions that they may believe are necessary to enhance stockholder value.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, or offices for the past five (5) years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States of America.

Michael J. Driscoll, Ed.D., age 59, has been the Dean of The Richard J. Bolte, Sr. School of Business, Mount St. Mary’s University, since July 2018. He was previously Clinical Professor and Senior Executive in Residence at the Robert B. Willumstad School of Business at Adelphi University from 2010 to July 2018. Prior to working in higher education, Dr. Driscoll was a founding member and Head of Trading of Geosphere Capital LLC, a hedge fund focusing on global natural resources and industrials, from 2007 to 2010. He also served as a Senior Managing Director at Bear, Sterns & Co. from 2002 to 2007, Donaldson, Lufkin, & Jenrette from 1998 to 2002, Hambrecht & Quist from 1997 to 1998, and Smith Barney from 1987 to 1997. He holds a Doctorate in Education from the University of Pennsylvania, a Master of Business Administration from Adelphi University and a Bachelor of Science from the State University of New York Maritime College. Dr. Driscoll was also awarded a Fulbright Specialist scholarship, which he completed at The National University of Ireland, Galway. In addition to his business activities, Dr. Driscoll serves on the Department of Medicine Advisory Board for Northwell Health System.

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Driver believes that Dr. Driscoll’s grasp of both the theoretical and practical issues confronting banking institutions will provide the Board and the Company with valuable insight regarding the Company’s business and strategic plan. Driver also believes that the Board and the Company will benefit from Dr. Driscoll’s understanding of the markets in which the Company operates, which he acquired through his service as dean of a business school based in Emmitsburg, Maryland and that has a satellite campus in Frederick, Maryland.

Lisa Narrell-Mead, age 55, has been the Chief Executive Officer of Workplace Advisors LLC, a provider of strategic advice and execution resources for regional and community banks, since 2013 and has overseen Workplace Advisors’ 2019 acquisition of Everett Advisory Partners, a financial services advisory firm. Ms. Narrell-Mead was previously the Executive Vice President of Cadence Bank, N.A. from 2011 to 2013, where she served on the Executive Committee for the bank and had direct responsibility for the formation of the Human Resources and Corporate Services/Administrative units of the bank. She is a former executive of Regions Financial Corporation, a Regional Bank from 2006 to 2011, and AmSouth Bank from 1998 to 2006 (when AmSouth merged with Regions). Prior to joining AmSouth Bank, Ms. Narrell-Mead was a partner at the law firm of Constangy Brooks & Smith from 1993 to 1998 specializing in workplace and employment law. Ms. Narrell-Mead has served on the Boards of Directors of INBank (formerly International Bank), a community bank serving Metro Denver, Southern Colorado and Norther New Mexico, from June 2018 to present, Argent Trust Company, a Trust Company, from 2016 to present, and Verdigris Holdings, a holding company creating a banking solution to bank the unbanked, since June 2019. Ms. Narrell-Mead served on the Board of Directors of River Road Financial Corporation, a holding company seeking to raise capital to acquire and expand a bank, from 2018 to May 2019. She holds a Juris Doctorate from Emory University, School of Law where she graduated with Distinction and a Bachelor of Science from Birmingham-Southern College where she graduated magna cum laude.

Driver believes that Ms. Narrell-Mead’s comprehensive legal and banking experience as well as her general industry knowledge will provide the Board and the Company with practical insight into how other similarly situated financial institutions have addressed the challenges confronting the Company.

Ethan C. Elzen, age 40, has served as the President of Colorado Federal Savings Bank since June 2014 and was previously its Chief Financial Officer from 2013 to May 2014. Mr. Elzen has also served as a senior advisor to Provident Funding Associates, L.P. (“Provident Funding”), a non-bank mortgage originator and servicer, and the Pica Family of Companies, which includes Provident Funding, Provident Mortgage Trust, Inc., a private mortgage real estate investment trust, Colorado Federal Savings Bank, Provitech Solutions, LLC, a technology services company, CFBI, a residential property development company, and PointServ, a provider of verification services for the mortgage lending and financial industries, since 2013. Prior to that, Mr. Elzen was a senior investment banker at UBS Investment Bank, originating and executing transactions for financial institutions, from 2010 to 2013. Earlier in his career, Mr. Elzen was a member of the restructuring team at Ally Financial from 2009 to 2010, where he focused on cost cutting and strategic alternatives for Residential Capital LLC, the mortgage division of the GMAC Mortgage Corporation. Mr. Elzen began his career at Bank of America, where he gained extensive experience in investment banking, treasury and balance sheet management and merger integration. Mr. Elzen holds a Bachelor of Science in Business Administration (Finance & Banking) from Appalachian State University. He is also on the Board of Directors of the Habitat for Humanity of Metro Denver, and he co-founded Coastal Springs Distilling, a California craft gin distiller.

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Driver believes that from his experience as the President of a community bank, Mr. Elzen would bring broad, deep and specific expertise relevant to a member of the Board. Driver also believes that Mr. Elzen will be able to bring to the Board his expertise in financial institution restructuring, which he gained by overseeing the turnaround of Colorado Federal Savings Bank and as a member of the restructuring team at Ally Financial charged with identifying and implementing cost efficiencies and developing strategic alternatives for Residential Capital LLC.

Dr. Driscoll’s principal business address is 35 E All Saints St. #216, Frederick, MD 21701. Ms. Narrell-Mead’s principal business address is 1635 Woodridge Pl, Birmingham, AL 35216. Mr. Elzen’s principal business address is 4309 Esteswood Dr., Nashville, TN 37215.

As of April 20, 2020, Dr. Driscoll owns 4,500 shares of Common Stock. As of April 20, 2020, Ms. Narrell-Mead owns 650 shares of Common Stock. As of April 20, 2020, Mr. Elzen owns 425 shares of Common Stock. The shares of Common Stock purchased by each of the Nominees were purchased with personal funds in the open market.

Each Nominee may be deemed to be a member of the Group for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each Nominee specifically disclaims beneficial ownership of shares of Common Stock that he or she does not directly own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the Nominees and the members of the Group, please see Schedule I.

On November 19, 2019, the members of the Group entered into a Joint Filing and Solicitation Agreement (the “Joint Filing and Solicitation Agreement”) pursuant to which, among other things, (i) the members of the Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, (ii) the Group agreed to solicit proxies or written consents for the election of the Nominees to the Board at the Annual Meeting, (iii) each of the Nominees agreed to provide Driver advance written notice prior to effecting any purchase, sale, acquisition or disposal of any securities of the Company of which he or she has, or would have, direct or indirect beneficial ownership so that Driver has an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by the Nominees, (iv) each of the Nominees agreed that he or she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of Driver, and (v) Driver agreed to pay directly all pre-approved expenses in connection with the solicitation for the election of the Nominees at the Annual Meeting.

Other than as stated herein, there are no arrangements or understandings between the members of the Group or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

36

Each Nominee presently is, and if elected as a director of the Company, each of the Nominees would, in our view, qualify as, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, no director of an NASDAQ listed company qualifies as “independent” under the NASDAQ listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, if the Nominees are elected, the determination of the Nominees’ independence under the NASDAQ listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed WHITE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and shares of Common Stock represented by the enclosed WHITE proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.

WE URGE YOU TO VOTE “FOR” THE ELECTION OF THE NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

37

PROPOSAL NO. 2

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

As discussed in further detail in the Company’s proxy statement, the Company is asking shareholders to indicate their support for the compensation of the Company’s executive officers. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s executive officers and the philosophy, policies and practices described in the Company’s proxy statement. The Board will be asking shareholders to vote for the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of First United Corporation, as disclosed in its definitive proxy statement for the 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including in the section entitled “REMUNERATION OF EXECUTIVE OFFICERS”, is hereby approved.”

As discussed in the Company’s proxy statement, the say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. As discussed in the Company’s proxy statement, the shareholders’ advisory vote will not overrule any decision made by the Board or the Compensation Committee or create or imply any additional fiduciary duty by the directors. However, we anticipate that the Company will disclose that to the extent there is any significant vote against the named executive officer compensation as disclosed in the Company’s proxy statement, the Company will consider shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

WE RECOMMEND THAT YOU VOTE AGAINST THIS SAY-ON-PAY PROPOSAL AND WE INTEND TO VOTE OUR SHARES AGAINST THIS PROPOSAL.

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PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee of the Board has selected, and the Board has approved, Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to ratification by stockholders. Accordingly, the Company is submitting the appointment of Baker Tilly Virchow Krause, LLP for ratification of the stockholders at the Annual Meeting.

As discussed in further detail in the Company’s proxy statement, if stockholders do not ratify the selection of Baker Tilly Virchow Krause, LLP, or if Baker Tilly Virchow Krause, LLP should decline to act or otherwise become incapable of acting as the Company’s independent registered public accounting firm, or if the Company’s engagement of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm should be discontinued, the Board, on the recommendation of the Audit Committee, will appoint a substitute independent registered public accounting firm.

WE RECOMMEND THAT YOU VOTE AGAINST THE RATIFICATION OF THE SELECTION OF BAKER TILLY VIRCHOW KRAUSE, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020 AND WE INTEND TO VOTE OUR SHARES AGAINST THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Based on publicly available information, Driver believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

Shares of Common Stock represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, AGAINST the Say-on-Pay Proposal, AGAINST the ratification of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

As disclosed in the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate four (4) candidates for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect not only our three (3) Nominees, but also the candidate who has been nominated by the Company other than John F. Barr, Brian R. Boal and John W. McCullough. This gives stockholders the ability to vote for the total number of directors up for election at the Annual Meeting. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. There is no assurance that any of the Company’s nominees will serve as a director if any or all of our Nominees are elected.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. Withheld votes (in the case of the election of directors), abstentions and broker non-votes will all be counted for purposes of determining whether a quorum is present.

Please note that if you hold your shares in a stock brokerage account, your broker may not be able to vote your shares of Common Stock (a “broker non-vote”) unless you provide voting instructions to your broker. You should instruct your broker to vote your shares by following the instructions provided by the broker when it sends this Proxy Statement to you. You may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person at the Annual Meeting unless you provide a “legal proxy”, which you must obtain from your bank, broker, trustee or other nominee.

If you hold your shares in “street name” and do not provide voting instructions to your broker, then your broker will not have the authority to vote your shares on any proposal presented at the Annual Meeting unless it has discretionary authority with respect to that proposal. In that case, your shares will be considered to be broker non-votes and will not be voted on that proposal. Whether a broker has discretionary authority depends on your agreement with your broker and the rules of the various regional and national exchanges of which your broker is a member. These rules generally prohibit a broker from exercising discretionary voting authority on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on these rules. However, in the case of meetings involving contested director elections, these rules generally prohibit a broker from exercising discretionary authority with respect to any proposals to be voted on at such meetings, whether routine or not. As a result, brokers subject to these rules generally will not be permitted to vote shares held by a beneficial holder at the Annual Meeting without instructions from that beneficial holder as to how to the shares are to be voted. Any shares held by such a broker who has not received instructions from the beneficial owner as to how such shares are to be voted will have no effect on the outcome of Proposals 1, 2 or 3, but the shares will be counted for establishing the presence of a quorum. It is therefore very important that you instruct your broker on how to vote shares that you hold in street name.

VOTES REQUIRED FOR APPROVAL

Election of Directors – Directors are elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. A plurality voting standard means that a director nominee will be elected if he or she receives the most votes cast in the election, even if the number of votes is less than a majority. With respect to the election of directors, only votes cast “FOR” a nominee will be counted. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Neither a withhold vote nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee. Therefore, withhold votes and broker non-votes will have no direct effect on the outcome of the election of directors.

40

As described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2019, following Driver’s public calls for the adoption of a plurality voting standard in contested elections, the Company announced that the Board approved a plurality voting exception for the Annual Meeting such that, if there is a contested election at the Annual Meeting, and if any incumbent Class I director is ultimately nominated by the Board for election but fails to receive a plurality of votes cast in the election, then such incumbent director will resign from the Board and the Board will fill the vacancy created by such resignation with the director nominee who does receive the most votes cast in the election.

Other Proposals – The adoption of the non-binding advisory resolution approving the compensation paid to the Company’s named executive officers for 2019, as described in Proposal 2, and the ratification of the appointment of the Company’s independent registered public accounting firm, as described in Proposal 3, each require the affirmative vote of a majority of all shares of Common Stock voted at the Annual Meeting. Accordingly, an abstention or a broker non-vote with respect to Proposal 2 or Proposal 3 will have no impact on the outcome of those proposals.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although, attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Driver in care of Saratoga at the address set forth on the back cover of this Proxy Statement or to the Company at 19 South Second Street, Oakland, Maryland 21550 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Driver in care of Saratoga at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the shares entitled to be voted at the Annual Meeting. Additionally, Saratoga may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

41

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Driver. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Members of Driver have entered into an agreement with Saratoga for solicitation and advisory services in connection with this solicitation, for which Saratoga will receive a fee not to exceed $125,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Saratoga will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Driver has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Driver will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Saratoga will employ approximately 20 persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Driver. Costs of this solicitation of proxies are currently estimated to be approximately $900,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Driver estimates that through the date hereof its expenses in connection with this solicitation are approximately $600,000. To the extent legally permissible, if Driver is successful in its proxy solicitation, Driver intends to seek reimbursement from the Company for the expenses it incurs in connection with this solicitation. Driver does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

Driver Management, Partners, J. Abbott R. Cooper and the Nominees are participants in this solicitation. The principal business of Driver is serving as the general partner of Partners and managing certain other investments on behalf of separately managed accounts and other investment vehicles. The principal business of Partners is investing in securities. The principal occupation of Mr. Cooper is serving as the managing member of Driver.

The address of the principal office of each of Driver Management, Partners and Mr. Cooper is 250 Park Avenue, 7th Floor, New York, New York 10177.

As of April 20, 2020, Partners directly beneficially owns 360,637 shares of Common Stock. Driver Management, as the general partner of Partners, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Partners. Mr. Cooper, as the managing member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Partners.

42

Each participant in this solicitation is a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The Group may be deemed to beneficially own the 366,212 shares of Common Stock owned in the aggregate by all of the participants in this solicitation. Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock that he, she or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the participants in this solicitation, see Schedule I.

The shares of Common Stock purchased by Partners were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business).

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past ten (10) years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years.

43

OTHER MATTERS AND ADDITIONAL INFORMATION

Driver is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Driver is not aware of at a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

The Company believes that a stockholder who is entitled to vote for the election of directors and who desires to nominate a candidate for election to be voted on at an Annual Meeting of Stockholders may do so only in accordance with Section 4 of Article II of the Bylaws, which provides that a stockholder may nominate a director candidate by written notice to the Chairman of the Board or the President not less than 150 days nor more than 180 days prior to the date of the meeting of stockholders called for the election of directors which, for purposes of this requirement, shall be deemed to be on the same day and month as the Annual Meeting of Stockholders for the preceding year. Such notice shall contain the following information to the extent known by the notifying stockholder: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the number of shares of capital stock of the Company owned by each proposed nominee; (iv) the name and residence address of the notifying stockholder; (v) the number of shares of capital stock of the Company owned by the notifying stockholder; (vi) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director; and (vii) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act and Rule 14a-11 promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee. To be considered timely for the 2021 Annual Meeting, a stockholder nomination, and all supporting information, must be submitted no earlier than December 13, 2020 and no later than January 12, 2021.

A stockholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by the stockholders at, the 2021 Annual Meeting must submit such proposal in writing, including all supporting materials, to the Company at its principal office no later than December 18, 2020, 120 days before the date of mailing based on this year’s Proxy Statement date, and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at the 2021 Annual Meeting but does not seek inclusion of the proposal in the Company’s proxy statement for such meeting, then the Company must receive the proposal by March 3, 2021, 45 days before the date of mailing based on this year’s Proxy Statement date) for it to be considered timely received. If notice of a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2021 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by Driver that such procedures are legal, valid or binding.

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

DRIVER OPPORTUNITY PARTNERS I LP

APRIL 20, 2020

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SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY BY THE PARTICIPANTS DURING THE PAST TWO YEARS

Nature of the Transaction	Securities Purchased/(Sold)	Date of Purchase / Sale

DRIVER OPPORTUNITY PARTNERS I LP

Purchase of Common Stock	1,000	03/11/2019
Purchase of Common Stock	600	03/12/2019
Purchase of Common Stock	500	03/13/2019
Purchase of Common Stock	1,004	03/14/2019
Purchase of Common Stock	1,582	03/15/2019
Purchase of Common Stock	1,000	03/18/2019
Purchase of Common Stock	814	03/20/2019
Purchase of Common Stock	2,500	04/22/2019
Purchase of Common Stock	1	04/23/2019
Purchase of Common Stock	2,499	04/25/2019
Purchase of Common Stock	2,680	05/10/2019
Purchase of Common Stock	5,000	05/13/2019
Purchase of Common Stock	3,531	05/14/2019
Purchase of Common Stock	1,458	05/15/2019
Purchase of Common Stock	3,000	05/16/2019
Purchase of Common Stock	2,000	05/17/2019
Purchase of Common Stock	3,331	05/20/2019
Purchase of Common Stock	3,000	05/21/2019
Purchase of Common Stock	3,700	05/22/2019
Purchase of Common Stock	3,800	05/23/2019
Purchase of Common Stock	947	05/29/2019
Purchase of Common Stock	1,863	05/30/2019
Purchase of Common Stock	2,879	05/31/2019
Purchase of Common Stock	100	06/03/2019
Purchase of Common Stock	398	07/02/2019
Purchase of Common Stock	100	07/05/2019
Purchase of Common Stock	2,502	07/08/2019
Purchase of Common Stock	15,193	07/09/2019
Purchase of Common Stock	1,039	07/10/2019
Purchase of Common Stock	4,000	07/11/2019
Purchase of Common Stock	2,000	07/12/2019
Purchase of Common Stock	395	07/15/2019
Purchase of Common Stock	6,584	07/16/2019
Purchase of Common Stock	5,796	07/17/2019
Purchase of Common Stock	6,829	07/18/2019
Purchase of Common Stock	3,213	07/19/2010
Purchase of Common Stock	7,162	07/22/2019
Purchase of Common Stock	1,378	07/24/2019
Purchase of Common Stock	5,000	07/31/2019
Purchase of Common Stock	2,584	08/01/2019
Purchase of Common Stock	1,958	08/02/2019
Purchase of Common Stock	2,199	08/05/2019
Purchase of Common Stock	1,200	08/06/2019
Purchase of Common Stock	40,000	08/06/2019
Purchase of Common Stock	1,620	08/07/2019
Purchase of Common Stock	1,410	08/08/2019
Purchase of Common Stock	2,000	08/09/2019
Purchase of Common Stock	1,320	08/13/2019
Purchase of Common Stock	2,081	08/14/2019
Purchase of Common Stock	3,238	08/15/2019
Purchase of Common Stock	1,958	08/16/2019
Purchase of Common Stock	181,191	08/26/2019
Purchase of Common Stock	2,500	08/28/2019
Purchase of Common Stock	5,000	08/30/2019

I-1

MICHAEL J. DRISCOLL

Purchase of Common Stock	500	08/21/2019
Purchase of Common Stock	500	08/22/2019
Purchase of Common Stock	500	08/23/2019
Purchase of Common Stock	200	08/26/2019
Purchase of Common Stock	300	09/03/2019
Purchase of Common Stock	500	09/05/2019
Purchase of Common Stock	500	09/09/2019
Purchase of Common Stock	500	09/12/2019
Purchase of Common Stock	1,000	03/20/2020

LISA NARRELL-MEAD

Purchase of Common Stock	650	10/08/2019

ETHAN C. ELZEN

Purchase of Common Stock	425	10/28/2019

I-2

SCHEDULE II

The following table is reprinted from the definitive proxy statement filed by First United Corporation with the Securities and Exchange Commission on April 17, 2020.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of the March 27, 2020 relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Corporation to beneficially own more than five percent of the outstanding shares of Common Stock; (ii) each of the Corporation’s directors, director nominees and named executive officers (as defined below under “Remuneration of Executive Officers”); and (iii) all directors, director nominees and executive officers of the Corporation as a group. Generally, a person “beneficially owns” shares if he or she has, or shares with others, the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of the Record Date (such as by exercising stock options or similar rights). The percentages shown for 2020 were calculated based on 6,966,898 issued and outstanding shares of Common Stock, plus, for each named person, any shares that such person may acquire within 60 days of the Record Date. Except as otherwise noted, the address of each person named below is the address of the Corporation. So that shareholders can see how beneficial ownership has changed, the table also provides beneficial ownership as of February 28, 2019, which was the record date for the 2019 Annual Meeting, and was taken from the proxy statement for that meeting.

	2020			2019
	Common Stock Beneficially Owned as of 03-27-2020		Percent of Outstanding Common Stock	Common Stock Beneficially Owned as of 02-28-2019
Directors, Nominees and Named Executive Officers:
John F. Barr	18,093		*	16,547
Brian R. Boal	8,337		*	6,791
M. Kathryn Burkey	43,675		*	41,229
Robert L. Fisher, II	5,563	(1)	*	4,963
Robert W. Kurtz	10,521	(2)	*	10,021
John W. McCullough	35,742		*	33,499
Elaine L. McDonald	32,926	(3)	*	32,212
Carissa L. Rodeheaver	15,810	(4)	*	9,165
Gary R. Ruddell	18,533	(5)	*	15,316
I. Robert Rudy	40,368	(6)	*	42,156
Jason B. Rush	11,083	(7)	*	10,751
Marisa A. Shockley	16,213		*	14,345
H. Andrew Walls	57,106	(8)	*	55,560

Directors, Nominees & Executive Officers as a group (13 persons)	313,970		4.5%	292,555

Driver Opportunity Partners I LP	365,212	(9)	5.2%	0

Total	697,182		9.7%

II-1

Notes:

*	Less than 1.0%.

(1)	Includes 2,393 shares of phantom stock held in a deferred compensation plan account (“Phantom Stock”). Each share of Phantom Stock represents a deemed investment of deferred compensation funds in one share of Common Stock and gives the officer the right to receive one share of Common Stock or the cash value thereof following the officer’s separation from service with the Corporation. The officer may transfer the funds held in the plan account into an alternative deemed investment option at any time.
(2)	Includes 3,027 shares owned jointly with spouse.
(3)	Includes 7,506 shares held in trust of which Ms. McDonald is a beneficiary.
(4)	Includes 12,420 shares held jointly with spouse, 69 shares held by spouse for benefit of a minor child, and 790 shares held in a 401(k) plan account.
(5)	Includes 520 shares owned by Ruddell, LLC of which Mr. Ruddell is owner.
(6)	Includes 1,033 shares owned jointly with spouse, 6,837 shares owned by spouse and 4,500 shares of Phantom Stock in a deferred compensation plan account.
(7)	Includes 125 shares owned jointly with spouse.
(8)	Includes 14,854 shares owned by Morgantown Printing and Binding, Inc. of which Mr. Walls is owner.
(9)	The information is based on the Schedule 13D/A filed with the SEC on March 27, 2020 by Driver Opportunity Partners I LP (“Partners”), Driver Management Company LLC (“Driver Management Company”), J. Abbott R. Cooper, Michael J. Driscoll, Lisa Narrell-Mead and Ethan C. Elzen. The principal address of each of Partners, Driver Management Company and Mr. Cooper is 250 Park Avenue, 7th Floor, New York, NY 10177. The principal address of Mr. Driscoll is 35 E. All Saints Street, #216, Frederick, MD 21701. The principal business address of Ms. Narrell-Mead is 1635 Woodridge Place, Birmingham, AL 35216. The principal business address of Mr. Elzen is 4309 Esteswood Dr Nashville, TN 37215. Partners beneficially owns 360,637 shares of Common Stock. Driver Management is the controlling person of Partners, and Mr. Cooper is the controlling person of Driver Management. Mr. Driscoll, Ms. Narrell-Mead and Mr. Elzen beneficially own 4,500 shares of Common Stock, 650 shares of Common Stock, and 425 shares of Common Stock, respectively.

Information Regarding Ownership of the Corporation’s Securities by Participants

The number of the Corporation’s securities beneficially owned by certain of the Participants as of March 27, 2020 is set forth in the section entitled “Beneficial Ownership of Common Stock By Principal Shareholders and Management” in this Proxy Statement. In addition, Mr. Sanders beneficially owns 7,962 shares of Common Stock, and Ms. Sturm beneficially owns 3,725 shares of Common Stock, as of March 27, 2020.

II-2

Information Regarding Transactions in the Corporation’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Corporation’s securities by the Participants within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transaction
John F. Barr	05/24/2018 05/22/2019	Common Stock Common Stock	1,484 1,546	Grant, Award or Other Acquisition Grant, Award or Other Acquisition

Brian R. Boal	05/24/2018 05/22/2019	Common Stock Common Stock	1,000 1,546	Grant, Award or Other Acquisition Grant, Award or Other Acquisition

M. Kathryn Burkey	05/24/2018 05/22/2019 03/18/2020	Common Stock Common Stock Common Stock	1,000 1,546 900	Grant, Award or Other Acquisition Grant, Award or Other Acquisition Open Market Purchase

II-3

Robert L. Fisher, II	03/20/2018 06/15/2018 06/15/2018 08/13/2018 12/03/2018 03/18/2020 03/26/2020 03/26/2020 03/26/2020	Phantom Stock Common Stock Common Stock Phantom Stock Phantom Stock Phantom Stock Common Stock Common Stock Common Stock	575 5,387 3,170 40 53 600 2,113[1] 1,088[1] 2,176[1]

Deferred Compensation Plan

Open Market Sale

Open Market Purchase

Deferred Compensation Plan

Deferred Compensation Plan

Deferred Compensation Plan

Grant, Award or Other Acquisition

Grant, Award or Other Acquisition

Grant, Award or Other Acquisition

Robert W. Kurtz	05/01/2018 05/24/2018 08/01/2018 08/14/2018 08/15/2018 08/16/2018 08/16/2018 11/01/2018 05/22/2019 06/03/2019	Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock	.1 1,000 .1 420 297 500 203 .1 1,000 500

Open Market Purchase

Grant, Award or Other Acquisition

Open Market Purchase

Open Market Sale

Open Market Sale

Open Market Sale

Open Market Sale

Open Market Purchase

Grant, Award or Other Acquisition

Open Market Sale

John W. McCullough	05/02/2018 05/24/2018 08/02/2018 11/02/2018 02/04/2019 05/02/2019 05/22/2019 08/01/2019 11/01/2019 02/03/2020	Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock	146 1,484 155 162 182 160 1,546 148 196 193

Open Market Purchase

Grant, Award or Other Acquisition

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Grant, Award or Other Acquisition

Open Market Purchase

Open Market Purchase

Open Market Purchase

Elaine L. McDonald	05/24/2018 12/13/2018 05/22/2019 10/24/2019 10/31/2019 11/07/2019 03/18/2020	Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock	1,000 365 1,546 900 600 500 1,505	Grant, Award or Other Acquisition Open Market Purchase Grant, Award or Other Acquisition Open Market Purchase Open Market Purchase Open Market Purchase Open Market Purchase

Carissa L. Rodeheaver

08/02/2018

11/01/2018

02/01/2019

05/01/2019

07/18/2019

07/18/2019

07/18/2019

07/18/2019

07/18/2019

07/18/2019

07/18/2019

07/18/2019

07/18/2019

08/01/2019

09/16/2019

09/16/2019

10/15/2019

11/01/2019

11/04/2019

11/15/2019

12/16/2019

01/15/2020

02/03/2020

02/04/2020

02/18/2020

03/16/2020

03/16/2020

03/26/2020

03/26/2020

03/26/2020

04/15/2020

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

Common Stock

27 28 31 27 417 100 100 100 1,783 1,000 250 1,249 1 24 1 172 171 33 28 167 164 166 35 28 166 47 200 3,056[1] 1,574[1] 3,148[1] 287

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Grant, Award or Other Acquisition

Grant, Award or Other Acquisition

Grant, Award or Other Acquisition

Open Market Purchase

II-4

Gary R. Ruddell	05/01/2018 05/24/2018 08/01/2018 11/01/2018 02/01/2019 05/01/2019 05/22/2019 08/01/2019 11/01/2019 02/03/2020 03/18/2020	Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock	6 1,000 6 6 7 6 1,546 5 7 7 1,130

Open Market Purchase

Grant, Award or Other Acquisition

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Grant, Award or Other Acquisition

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

I. Robert Rudy	05/24/2018 06/11/2018 06/13/2018 11/01/2018 12/12/2018 02/01/2019 05/01/2019 05/22/2019 08/01/2019 11/01/2019 02/03/2020	Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock	1,000 1,200 539 10 1,500 12 10 1,273 9 12 12

Grant, Award or Other Acquisition

Open Market Sale

Open Market Sale

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Grant, Award or Other Acquisition

Open Market Purchase

Open Market Purchase

Open Market Purchase

Jason B. Rush	05/01/2018 08/02/2018 11/01/2018 02/01/2019 05/01/2019 08/01/2019 11/01/2019 02/03/2020 03/26/2020 03/26/2020 03/26/2020	Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock	1 42 43 48 42 37 50 49 1,581[1] 829[1] 1,563[1]

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Grant, Award or Other Acquisition

Grant, Award or Other Acquisition

Grant, Award or Other Acquisition

Keith R. Sanders	03/18/2020 03/26/2020 03/26/2020 03/26/2020	Phantom Stock Common Stock Common Stock Common Stock	1,500 1,550[1] 798[1] 1,597[1]	Deferred Compensation Plan Grant, Award or Other Acquisition Grant, Award or Other Acquisition Grant, Award or Other Acquisition

II-5

Marisa A. Shockley	05/02/2018 05/24/2018 08/01/2018 11/01/2018 02/01/2019 05/01/2019 05/22/2019 08/01/2019 11/01/2019 02/03/2020	Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock Common Stock	61 1,484 70 74 81 70 1,546 69 92 90

Open Market Purchase

Grant, Award or Other Acquisition

Open Market Purchase

Open Market Purchase

Open Market Purchase

Open Market Purchase

Grant, Award or Other Acquisition

Open Market Purchase

Open Market Purchase

Open Market Purchase

Tonya K. Sturm	03/22/2018 08/26/2019 03/18/2020 03/26/2020 03/26/2020 03/26/2020	Common Stock Phantom Stock Phantom Stock Common Stock Common Stock Common Stock	5 1,000 1,850 1,491[1] 781[1] 1,563[1]	Open Market Sale Deferred Compensation Plan Deferred Compensation Plan Grant, Award or Other Acquisition Grant, Award or Other Acquisition Grant, Award or Other Acquisition

H. Andrew Walls, III	05/02/2018 05/24/2018 08/01/2018 05/22/2019	Common Stock Common Stock Common Stock Common Stock	68 1,484 71 1,546	Open Market Purchase Grant, Award or Other Acquisition Open Market Purchase Grant, Award or Other Acquisition

Note:

(1)	The shares correspond to restricted stock units to be settled in shares of Common Stock if certain vesting conditions are satisfied.

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of Common Stock or other securities of the Corporation or any of its subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Corporation nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement, or understanding with any person with respect to any of the Corporation’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Corporation nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

II-6

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees and certain officers and other employees of the Corporation are “participants” with respect to the Corporation’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Director Nominees

The names and present principal occupation of our directors and director nominees, each a Participant, are set forth below. The business address for the Corporation’s current directors and director nominees is c/o First United Corporation, 19 South Second Street, Oakland, Maryland 21550-0009.

Name	Present Principal Occupation
Carissa L. Rodeheaver	Chairman of the Board, President and CEO of First United Corporation and First United Bank & Trust
John F. Barr	President, Ellsworth Electric, Inc.
Brian R. Boal	Owner, Boal and Associates, PC, Certified Public Accountants
M. Kathryn Burkey	Owner, M. Kathryn Burkey, CPA Owner, The Burkey Television and Appliance Co., Inc.
Robert W. Kurtz	Former (Retired) President, Chief Risk Officer, and Chief Financial Officer of First United Corporation and its affiliates
John W. McCullough	Former (Retired) Partner of Ernst & Young, LLP Lead Director of First United Corporation and First United Bank & Trust
Elaine L. McDonald	Former (Retired) Realtor with Long and Foster and Taylor-Made Realtors Owner, Alpine Village, Inc.
Gary R. Ruddell	President and CEO, Total Biz Fulfillment
I. Robert Rudy	Owner, I.R. Rudy’s Inc.
Marisa A. Shockley	Owner, Shockley, Inc.
H. Andrew Walls, III	Owner, Morgantown Printing & Binding

Officers and Employees

Executive officers and employees of the Corporation who are Participants are Robert L. Fisher and Jason B. Rush. The business address for each is c/o First United Corporation, 19 South Second Street, Oakland, Maryland 21550-0009. Their present principal occupations are stated below.

Name	Present Principal Occupation
Robert L. Fisher, II	Senior Vice President and Chief Lending Officer, First United Corporation
Jason B. Rush	Senior Vice President and Chief Operating Officer, First United Corporation
Keith R. Sanders	Senior Trust Officer, First United Corporation
Tonya K. Sturm	Senior Vice President and CFO, First United Corporation and First United Bank & Trust

II-7

IMPORTANT

Your vote is important, no matter how many shares of Common Stock you own. Driver urges you to sign, date, and return the enclosed WHITE proxy card today to vote FOR the election of the Nominees and in accordance with Driver’s recommendations on the other proposals on the agenda for the Annual Meeting.

Registered Owners

If your shares of Common Stock are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to Driver, c/o Saratoga Proxy Consulting LLC (“Saratoga”), in the enclosed postage-paid envelope today. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	Via the Internet at www.cesvote.com at any time prior to 11:59 p.m. Eastern Time on June 10, 2020 and follow the instructions provided on the WHITE proxy card; or

•	By telephone, by calling 1 (888) 693-8683 at any time prior to 11:59 p.m. Eastern Time on June 10, 2020, and follow the instructions provided on the WHITE proxy card.

Beneficial Owners

If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a WHITE voting instruction form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

Beneficial owners may vote either by the Internet or toll-free telephone. Please refer to the enclosed instructions on how to vote by Internet or telephone. You may also vote by signing, dating and returning the enclosed WHITE voting instruction form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our three (3) Nominees only on our WHITE proxy card. So please make certain that the latest dated proxy card you return is the WHITE proxy card.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Saratoga at the address set forth below.

If you have any questions, require assistance in voting your WHITE proxy card,

or need additional copies of Driver’s proxy materials,

please contact Saratoga at the phone numbers listed below.

Stockholders call toll free at (888) 368-0379

Email: info@saratogaproxy.com

Driver Management Company LLC
c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230-3230

VOTE BY TELEPHONE

Please have your proxy card available when you call the **toll-free number 1-888-693-8683** using a touch-tone telephone and follow the simple directions that will be presented to you.

VOTE BY INTERNET

Please have your proxy card available when you access the website **www.cesvote.com** and follow the simple directions that will be presented to you.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the **postage-paid envelope** provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on June 10, 2020.

➔

If voting by mail, please fold and detach card at perforation before mailing.

WHITE PROXY CARD

DRIVER STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1. DRIVER STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSALS 2 AND 3.

1. Driver's proposal to elect Michael J. Driscoll, Lisa Narrell-Mead and Ethan C. Elzen as Class I directors of the Company to serve until the 2023 Annual Meeting of Stockholders.

Nominees:	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
(1) Michael J. Driscoll (2) Lisa Narrell-Mead (3) Ethan C. Elzen	☐	☐	☐

Driver intends to use this proxy to vote (i) "FOR" Dr. Driscoll, Ms. Narrell-Mead and Mr. Elzen and (ii) "FOR" the candidate who has been nominated by the Company other than John F. Barr, Brian R. Boal and John W. McCullough, for whom Driver is not seeking authority to vote for and will not exercise any such authority. The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company's proxy statement. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if Driver's Nominees are elected.

Note: If you do not wish for your shares of common stock to be voted "FOR" a particular nominee, mark the "FOR ALL NOMINEES EXCEPT" box and write the name(s) of the nominee(s) you do not support on the line below. Your shares of common stock will be voted for the remaining nominee(s). You may also withhold authority to vote for one or more additional candidates who have been nominated by the Company other than John F. Barr, Brian R. Boal and John W. McCullough by writing the name(s) of the nominee(s) below.

2. Company's proposal to approve a non-binding, advisory resolution approving the compensation of the Company's named executive officers for 2019. ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

3. Company's proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Signature Title Date

Signature, if held jointly Title Date

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

🡻 If voting by mail, please fold and detach card at perforation before mailing. 🡻

FIRST UNITED CORPORATION **WHITE PROXY CARD**

2020 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF DRIVER MANAGEMENT COMPANY LLC AND THE OTHER PARTICIPANTS NAMED IN THIS PROXY SOLICITATION (COLLECTIVELY, "DRIVER")

THE BOARD OF DIRECTORS OF FIRST UNITED CORPORATION IS NOT SOLICITING THIS PROXY

The undersigned appoints J. Abbott R. Cooper, Andrew Freedman and John Ferguson, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of First United Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the 2020 Annual Meeting of Stockholders of the Company scheduled to be held on June 11, 2020 at 10:00 a.m., local time, at First United Operations Center at 12892 Garrett Highway, Oakland, Maryland 21550 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Annual Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Driver a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, AGAINST PROPOSAL 2 AND AGAINST PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Driver's solicitation of proxies for the Annual Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE